53



                    U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
        Date of Report (date of earliest event reported): July 24, 2001




                                Softstone, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                            ------------------------
                            (State of Incorporation)

                                    0-25611
                            ------------------------
                            (Commission File Number)

                                   73-1564807
                           --------------------------
                           (IRS Employer I.D. Number)

                               5 Interstate Court
                                Ardmore, OK 73401
                                 (580) 233-3888
            -------------------------------------------------------
            (Address and telephone number of registrant's principal
               executive offices and principal place of business)



                           Kilkenny Acquisition Corp.
                2600 Michelson Drive, Suite 490, Irvine, CA 92612
                            Telephone: 949-475-9600
             ------------------------------------------------------
             (Former name or address, if changed since last report)

Item  1.  Changes  in  Control  of  Registrant.
-----------------------------------------------

     (a) Pursuant to a Stock Purchase Agreement (the "Purchase Agreement) dated July 24, 2001 between Kilkenny Acquisition Corp., a Delaware corporation ("Kilkenny"); its shareholders; and Softstone, Inc., a Delaware corporation ("Softstone"), Softstone purchased one hundred percent (500,000 shares) of the outstanding shares of common stock of Kilkenny in exchange for 1,078,387 shares of common stock of Softstone in a transaction in which Softstone became the parent corporation of Kilkenny.

     The Purchase Agreement was adopted by the unanimous consent of the Board of Directors of Kilkenny and of Softstone on July 24, 2001. No approval of the shareholders of Softstone or Kilkenny is required under applicable state corporation law, although each shareholder of Kilkenny executed the Purchase Agreement and sold his Kilkenny stock to Softstone.

     Prior to the reorganization, Kilkenny had 500,000 shares of common stock outstanding. All 500,000 shares were exchanged for 1,078,387 shares of common stock of Softstone. By virtue of the exchange, Softstone acquired 100 percent of the issued and outstanding shares of common stock of Kilkenny.

     Prior to the reorganization, Softstone had 4,590,646 shares of common stock issued and outstanding. Softstone now has 5,669,033 shares of common stock outstanding.

     The officers and directors of Softstone continue as officers of Softstone subsequent to the Purchase Agreement and assumed the same positions as officers and directors of Kilkenny. The by-laws of Softstone will continue without change.

     A copy of the Purchase Agreement  is  attached  hereto  as  an  exhibit.

     (b) There are no arrangements between or among any of the officers, directors, shareholders or affiliates of either Kilkenny or Softstone that may result in a future change in control of Softstone. There are no voting trusts, pooling arrangements or similar agreements in place between or among any such persons, nor do they anticipate the implementation of such an arrangement in the near future.

Item  2.  Acquisition  or  Disposition  of  Assets.
---------------------------------------------------

     (a) Item 1 above describes a transaction whereby Softstone purchased all the capital stock of Kilkenny from Kilkenny's shareholders and made Kilkenny a wholly-owned subsidiary of Softstone. The transaction was negotiated by the management of the two companies. There is no material relationship between the officers, directors, affiliates or associates of the two companies.

     In evaluating Softstone as a candidate for the proposed transaction, Kilkenny's management used criteria such as the value of the assets of Softstone, Softstone's anticipated operations, and Softstone's business name and reputation. The shareholders of Kilkenny individually determined that the consideration for the exchange was reasonable. In evaluating Kilkenny as a candidate for the proposed transaction, Softstone's management and directors determined that the status of Kilkenny as an SEC-reporting company merited the issuance of the consideration given for all of Kilkenny's outstanding capital stock.

     The following information describes Softstone's business, assets, management and corporate structure.

Softstone's  Business  Development.
-----------------------------------

     Softstone was incorporated under the laws of the State of Delaware on January 28, 1999. On May 31, 1999, Softstone merged with Soft Stone Building Products, Inc., an Oklahoma corporation that was a predecessor to Softstone's present business. Softstone is the surviving corporation in the merger. Softstone's initial business operations were conducted at 620 Dallas Drive, Denton, Texas 76205. On February 1, 2000, Softstone moved its offices and facilities to Ardmore, Oklahoma. Its principal offices today are at 5 Interstate Court, Ardmore, Oklahoma 73401. Its telephone number is (580) 223-3888.

Description  of  Softstone's Business; Its Principal Products and Their Markets.
--------------------------------------------------------------------------------

     There is a worldwide need for a method to convert whole waste tires into useful products with no waste as a byproduct and with favorable economic results. New tire manufacturers in the U.S. are required to dispose of their manufacturing rejects without creating an unsightly mess or adding to ecological problems. Government agencies at all levels tend to cooperate with any company having a reasonable means of disposing of the approximately seven million tires each year that are discarded as rejects or as worn-out tires. Virtually every state has a program whereby it pays a fee per tire to qualified companies that dispose of used tires.

     Softstone's past president, Frederick Parker, is a co-inventor of a patented process Softstone uses to convert waste tires into useful products. The Parker I System machine was constructed in Ardmore, Oklahoma as a proof-of-concept prototype. With subtle adjustments recently made, this machine became a production model that ingests whole tires at one end of the machine and ejects rubber modules at the other end with virtually no waste or contaminants. The rubber modules are virtually indestructible and have been tested for use as a playground covering, pathways, walking trails, horse barn stalls and other uses.

     The Parker I System machine can make a variety of products by using different molds. Our most popular product is a two-foot by four-foot module approximately two inches thick that interlocks with adjacent modules for walk ways and driveways. However, the size and thickness of the modules can be adjusted for use as highway cone holders, crash barriers, guardrails, bridge and road impact pads and as a substitute for asphalt in several key applications.

     Approximately 80 to 85 percent of the modules' composition is comprised of wire-free tire chips. The balance is comprised of readily available polyurethane binders and other substances.

     We have leased an 11,000 square-foot manufacturing facility in Ardmore, Oklahoma, a half mile from one of the tire manufacturing plants that Michelin North America, Inc., operates in the United States. We have a contract with Michelin whereby Michelin pays us $0.77 to $0.85 a tire for each of its reject tires we take. It can supply us with 750 to 1,000 tires a day under full production. Other waste tires are readily available.

     We have raised and spent approximately $1.5 million since inception on developing our patented process and on designing and constructing our Parker System I proof-of-concept machine now in use in the Ardmore plant. The Parker System I is highly automated. Whole tires are inserted into a shredder, reduced to chip rubber, blended with a specially prepared binder element, placed into a custom mold and then pressed into place and locked. These molds are then moved on a conveyor belt through a heated oven where the product cures and comes out the other end as a rubber-molded product ready for sale. We believe there is no more efficient or economical method of processing tires into finished products than our process.

     The plant in Ardmore needs to refurbish its tire shredder and to purchase equipment that produces wire-free chips from the shredded tires. We plan to purchase this from the proceeds of a private equity offering we propose to conduct. Once this equipment is added to our existing machinery, our Ardmore plant should become profitable and will have several cash flow streams -

     -     tire  revenue  from  Michelin,

     -     sale  of  modules,

     -     sale  of  extra  crumb  rubber,

     - sale of excess chip rubber for use as tire-derived fuel in cement plants in the southwestern U.S., and

     -     additional  rubber-molded  product  lines  (still  to  be developed).

     Our modules have withstood a 300,000-pound deformation test and immediately rebounded; yet, the product has qualified for installation on children's playgrounds. The product is ready to be installed immediately after it is made. There is no curing time necessary. The product is relatively light but does not break, crack or tear.

     We have attended U.S. Army Corps of Engineers presentations at which our product was discussed by the Corps as a suitable substitute for concrete in uses such as erosion control along the Mississippi River. Our articulated mattress configurations have multiple applications for the Corps -

     -     in  soil  conservation,

     -     along  highways,

     -     at  beaches  as  storm  surge  protection,

     -     for  wetlands  protection,

     -     as  temporary  roads  over  delicate  marshlands,

     -     to  prevent  riverbank  erosion,  and

     - underwater, to cover transoceanic pipelines and protect them from being snagged by fishnets.

     We believe, however, that the primary markets for our products are paving applications where concrete and asphalt now dominate, such as sidewalks, driveways and trails. Concrete and asphalt have significant drawbacks compared to Softstone-based products. Concrete and asphalt crack and heave due to soil and weather conditions. They often must be replaced after a few years of use. Softstone's rubber modules, however, will not crack because of weather's cold or melt because of its heat. If there is a soil heaving condition, our product can be lifted and relaid when the ground condition is corrected.

Distribution  Methods.
----------------------

     We have a small marketing staff of two persons at present. We await the refurbishment of our tire shredder and the installation of the equipment that produces wire-free chips from the shredded tires before we increase this staff. Our strategy is to market our rubber products primarily and directly to construction companies, home builders, landscape architects, golf course designers, road and path construction companies and municipalities. We also intend to market directly to end-users and distributors through independent, commissioned salesmen.

Competitive  Business  Conditions.
----------------------------------

     Many firms make molded rubber products, including some for patio, horse trailer and barn applications. It is our observation and belief that our products are superior to all others in economics and durability.

     Once we complete the installation in our integrated plant of equipment that will reduce tires to wire-free tire chips, Softstone will commence to realize its potential. We estimate we can achieve gross revenue of more than $2 million a year from our single "prototype-production" assembly line, with a gross margin of better than 60 percent. If we add a second assembly line, we estimate that our gross margin will increase to better than 70 percent. We doubt that our competition can compete with such efficiency. To the best of our knowledge and belief, no other company takes a whole tire and reduces it to a useable retail product in a single, continuous process with no waste or by-product.

Sources  and  Availability  of  Raw  Materials;  Names  of  Principal Suppliers.
--------------------------------------------------------------------------------

     There is virtually an endless supply of waste tires. Many sources will pay us to take the tires off their hands. Michelin pays us $0.77 to $0.85 a tire and states that it would like to do this at every one of its eighteen U.S. tire manufacturing facilities.

     We currently use pure MDI-based RoyalBond binders from Uniroyal Chemical. MDI - methylene diphenyl diisocyanate - in its pure form provides superior adhesion between rubber particles and the surrounding polymer and improves properties such as flex-life, elongation and long-term weatherability.

Dependence  on  Major  Customers  or  Suppliers.
------------------------------------------------

     While our present source of supply of tires is reject tires from the nearby Michelin tire manufacturing facility and our source of binder is MDI-based RoyalBond binder from UniRoyal Chemical, we are not dependent on either of these for their products. There are ample supplies of used tires - more than we can use - within the Oklahoma City and Dallas, Texas areas, both of which are less than two hours driving distance from our facility in Ardmore, Oklahoma. As for binders, MDI-based binders are readily available from other sources.

     We are still in the development stage as far as sales are concerned and are not dependent on any major customers. However, our lack of significant sales is due to our need for a wire-free chip producing grinder.

Patents,  Trademarks  and  Licenses.
------------------------------------

     The inventors of our patented process, one of whom is Frederick Parker, our past president, have assigned the patent to Softstone with no retained royalty.

Government  Approval  of  Principal  Products  or  Services.
------------------------------------------------------------

     We are not required to obtain the approval of our products by any governmental agency. Our operations, however, are subject to a number of governmental regulations.

Government  Regulations.
------------------------

     Our operations are subject to regulation by various federal, state and local governmental entities and enactments, which include environmental laws and workplace regulations, including the Occupational Safety and Health Act, the Fair Labor Standards Act, the Clean Air Act, the Clean Water Act and other laws and regulations regarding health, safety, sanitation, environmental issues, building codes and fire codes. We believe that our current compliance programs adequately address such concerns and that we will be in substantial compliance with such laws and regulations. Our failure to comply with such laws and regulations could result in serious sanctions and penalties that could materially and adversely affect our business.

Research  and  Development.
---------------------------

     We have spent approximately $650,000 over the last two years in research and development activities with regard to the development of our products. None of the cost of these activities was borne directly by our customers.

Environmental  Laws.
--------------------

     We must comply with the environmental regulations of the Environmental Protection Agency and the Oklahoma Department of Environmental Quality. This consists, primarily, in complying with regulations regarding the disposal of waste products. Such compliance requires no significant outlay of capital by us and only minimum costs. We produce no hazardous waste as most of our competitors do.

Employees.
----------

     At present we have five full-time employees and three part-time employees. We propose to add two full-time and two part-time employees at such time as we install equipment that converts shredded tires into wire-free tire chips. We are seeking a person to be our chief operating officer.

Reports  to  Security  Holders.
-------------------------------

     We will file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB, and periodic 8-K reports. We also intend to furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

Management's  Discussion  and  Analysis  of  Financial  Condition and Results of
--------------------------------------------------------------------------------
Operations.
-----------

     The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto. It is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere.

Results  of  Operations  of  Initial 9-month Period Ended June 30, 1999 Compared
--------------------------------------------------------------------------------
With  the  Fiscal  Year  Ended  June  30,  2000.
------------------------------------------------

     Our first two fiscal periods - a short year from inception on October 7, 1998 to June 30, 1999, and then the twelve months ended June 30, 2000 - were organizational periods. We had no sales during the nine-month period that ended

June 30, 1999, and sales of only $4,098 during the fiscal year that ended June 30, 2000, a fiscal year devoted to the construction and installation of our Parker I System machine.

     We commenced operations in October 1998 in Dallas, Texas, as Soft Stone Building Products, Inc., a predecessor corporation that merged into Softstone, Inc., the surviving corporation, on May 31, 1999. In June 1999 we acquired rights to the patented process we use for the conversion of used or reject tires into useful products. In January 2000, we moved to Ardmore, Oklahoma, after getting the contract with the Michelin tire company that pays us to dispose of its reject tires.

     The initial nine-month period in Dallas, Texas was poorly focused and saw few results. Then, the fiscal year ended June 30, 2000, was devoted to raising capital and building the prototype Parker I System machine in our Ardmore facility. Unfortunately, we failed to raise enough capital to purchase a machine that produces wire-free chips from the tires we shred. Until we have the capital to purchase such a machine, we cannot fully take advantage of our contract with Michelin that pays us to take its reject tires, and we thereby cannot operate our prototype Parker I System plant at a profit.

     Losses and sources of liquidity. Our operating expenses were $194,763 during the initial nine-month period that ended June 30, 1999, and increased to $1,286,405 during the fiscal year ended June 30, 2000. We financed our net loss of $197,426 in the period ended June 30, 1999, through -

     -     borrowings  of  $157,250  from  stockholders  and  related  parties,

     -     a  bank  loan  of  $55,130,  and

     -     sales  of  common  stock  of  $56,393.

     During the fiscal year ended June 30, 2000, a period devoted to the construction and installation of our Parker I System machine, we financed our net loss of $1,306,606 through -

      -     borrowings  of  $33,000  from  a  stockholder,

     -     bank  loans  of  $145,115,

     -     a  loan  of  $22,978  from  a  finance  company,  and

     -     sales  of  common  stock  of  $908,445.

     Events that may affect our future liquidity. Our plant is presently set up to make interlocking modules for use in walkways, driveways, horse stalls and trailers and cattle trucks. We have demonstrated the product to numerous potential users and have received strong indications of interest in buying our product. We have received a letter of intent from Little Elm, Texas Independent School District to supply it with our interlocking footpath modules for the first half mile of its planned Little Elm Walking Trail. We also have met with and believe we can get significant contracts from manufacturers of horse trailers that are located in our vicinity.

     In order for us to realize the economic benefits of the above agreements and indications of buying interest as well as the existing agreement with the Michelin tire company, we must refurbish our tire shredder, purchase a machine that produces wire-free chips from the shredded tires and expand our plant. We propose to privately raise from existing stockholders and friends the approximately $1,500,000 required to make these purchases and to cover our overhead for at least a year. Subject to our receipt of these funds, we project that we will operate at a profit during the calendar year to end December 31, 2001. If we do not raise these funds, we will continue to operate at a loss.

Interim  Results of Operations: 9-Month Period Ended March 31, 2001 With 9-Month
--------------------------------------------------------------------------------
Period  Ended  March  31,  2000.
--------------------------------

     We had sales of $34,244 during the nine-month fiscal period ended March 31, 2001, compared with sales of $2,930 during the comparable period ended March 31, 2000.

     Our operating expenses decreased appreciably, from $913,969 during the nine months ended March 31, 2000, to $301,756 during the nine months ended March 31, 2001 - a decrease of $612,207 or 67 percent. These reductions primarily reflect the following:

     -     a  decrease  in  stock  compensation  from  $403,967  to  nothing,

     -     a  decrease  in  administrative  wages  from  $134,457  to  $27,000,

     -     a  decrease  in  contract  services  from  $57,289  to  $22,264,  and

     -     a  decrease  in  legal  fees  from  $40,002  to  $12,212.

     Because of the reduction in operating expenses, our net loss for the nine-month period ended March 31, 2001 was $274,992, or 70.5 percent less than the $931,321 net loss during the nine-month period ended March 31, 2000.

     Liquidity  and  Outlook.
     ------------------------

     We were able to finance our $931,321 loss during the nine-month period ended March 31, 2000, through bank borrowings of $133,012 and the sale of $848,602 of common stock in a public offering registered in Oklahoma and exempt from federal registration pursuant to the provisions of Regulation D, Rule 504. We financed our $274,992 loss during the nine-month period ended March 31, 2001 through bank borrowings of $163,178, common stock sales of $73,748 in a private placement, an increase in accounts payable of $30,861 and a bank overdraft of $9,565.

     Subsequent to March 31, 2001, we have raised $148,440 in a private placement of common stock to friends of the company, and we propose to raise additional funds through sales of common stock in the months ahead. We have not identified the source of these funds.

Description  of  Property.
--------------------------

     We lease an 11,000 square foot facility in Ardmore, Oklahoma. The term of our lease expires January 31, 2002, but we have options to renew for two additional terms of five years each. Our monthly rental is $4,200 a month.

Security  Ownership  of  Certain  Beneficial  Owners  and  Management.
----------------------------------------------------------------------

     The following table sets forth certain information regarding beneficial ownership of the common stock of Softstone as of June 30, 2001, by each officer and director of Softstone, by each individual who is known to Softstone, as of the date of this filing, to be the beneficial owner of more than five percent of Softstone's common stock, its only voting security, and by the officers and directors of Softstone as a group:

                                        Amount  and
     Name  and  Address                 Nature  of         Percent
      Of  Beneficial                    Beneficial         of
         Owner                          Ownership(1)       Class      Office
--------------------------------------------------------------------------------
Keith  P.  Boyd                                                       President
P.O.  Box  2365                           131,750             2.9     Director
Ardmore,  OK  73402

Frederick  W.  Parker  (1)                775,419            16.9     Director
811  N.  Rockford  Place
Ardmore,  OK  73401

Gene  F.  Boyd  (2)                                                   Secretary
Route  2,  Box  437                       679,216            14.8     Director
Tishomingo,  OK  73460

Dennis  Atkins  (3)                       280,800             6.1
232  N.W.  First  Street
Moore,  OK  73160

Al  Hunter  (4)                           246,816             5.4
P.O.  Box  12056
Oklahoma  City,  OK  73157

Officers and Directors as a Group
(2 persons)                             1,586,385           28.0
--------------------------------------------------------------------------------

(1) Mr. Parker's shares are held of record by the Frederick W. Parker Family Limited Partnership.

(2) Of these shares, 631,665 are held of record by the Gene F. Boyd Revocable Living Trust, 10,000 shares are held of record by Meinecke/Boyd, Inc., a company under the control of Mr. Boyd, and 27,551 are held of record by the Betty Sue Boyd Revocable Living Trust.

(3)     These  shares  are  held  of  record  by  the  Atkins  Family  Limited
        Partnership.

(4) These shares are held of record by Total Business Services, Inc., a corporation under the control of Mr. Hunter.

Directors  and  Executive  Officers,  Promoters  and  Control  Persons.
-----------------------------------------------------------------------

     A list of the current officers, directors and significant affiliates of Softstone, Inc. appears below. The directors are elected annually by the shareholders. The officers serve at the pleasure of the board of directors. The directors do not presently receive fees other remuneration for their services.

                                                    Office Held       Term of
         Person                 Office              Since             Office
--------------------------------------------------------------------------------
Keith P. Boyd, 28              President                2001          May 2002
                               Director                 2001          May 2002

Frederick W. Parker, 67        Director                 1999          May 2002

Gene  F.  Boyd,  64            Secretary                1999          May 2002
                               Chairman of the Board    1999          May 2002
                               Of Directors

     Keith P. Boyd. Mr. Boyd has spent most of his adult life assisting his father, Gene F. Boyd, who is Secretary and a director of Softstone, on the family ranch, Meinecke-Boyd, located near Ardmore, Oklahoma. In 1998 Keith Boyd raised the first investor capital for Softstone. He has assisted with the design and fabrication of Softstone's Parker System I machine. He formulated Softstone's sales and marketing effort and has been responsible to date for all its sales. In June 2001 he was elected president of Softstone. He devotes 100 percent of his time to the affairs of Softstone.

     Frederick W. Parker. Mr. Parker attended the University of Southern California and the University of Wyoming. From December 1969 to May 1980 he was employed as an executive and wholesaler of drilling fund securities of Canadian American Securities, a subsidiary of American Quasar Petroleum. From May 1980 to June 1982 he founded and operated ENEX Securities and the ENEX Income Funds. From 1982 to November 1984 he owned and operated Parker Energy Funding, a coal methane gas company. From 1986 to 1987 he was a consultant to several oil and gas production companies regarding deep well injection of hazardous oil field waste. From June 1987 to October 1990 he was the executive vice president of Princeton Clearwater Corporation. From 1990 to 1999 he operated the consulting firm of Donner-Gray, primarily regarding oil and gas and real estate activities. From May 1996 to September 1998 he was the director of marketing of VE

Enterprises, a manufacturing concern. From October 1998 until June 1999 when it was merged with Softstone, Inc., he was the president and owner of Softstone International LLC, which owned the patented technology for the manufacture of rubber modules, which patent was assigned to Softstone, Inc. Upon the incorporation of Softstone, Inc. on January 28, 1999, he became its president and a director. He is still a director of Softstone but resigned his position as president in May 2001.

     Gene F. Boyd. Mr. Boyd has been the president of Meinecke-Boyd since January 1979, which company operates a ranch in Tishomingo, Oklahoma. Upon the incorporation of Softstone, Inc., on January 28, 1999, Mr. Boyd became its secretary and its chairman of the board of directors, positions he still holds.

Executive  Compensation.
------------------------

     No executive officer of the company has received total compensation in any of the last three years that exceeds $100,000. The table below sets forth all compensation awarded to, earned by, or paid to the presidents of the company during the last three fiscal years:

                                                                            Long  Term  Compensation
                                                                            ------------------------
                                                                              Awards                   Payouts
                                 Annual  Compensation               --------------------------    -----------------
                            --------------------------------                       Securities              All
                                                    Other                          Underlying              Other
                  Fiscal         Annual           Restricted         Options/      LTIP                    Compen-
Name               Year     Salary     Bonus     Compensation      Stock  Awards   SARS          Payouts   sation
----------------  ------    ------     -----     ------------      -------------   ----------    -------   -------
Tom  Brewer        2000     20,833        0            0                  0             0            0         0
Frederick  Parker  2000          0        0            0                  0             0            0         0
Tom  Brewer        1999     18,750        0            0                  0             0            0         0
Tom  Brewer        1998          0        0            0                  0             0            0         0

As of June 30, 2001, Softstone has no long-term compensation plans or employment agreements with any of its officers or directors.

     There are no employment contracts, compensatory plans or arrangements, including payments to be received from Softstone, with respect to any director or executive officer of Softstone which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with Softstone or its subsidiaries, any change in control or Softstone, or a change in the person's responsibilities following a change in control of Softstone.

Stock  Options.
---------------

          There have been no stock options granted to the officers and directors of Softstone, nor have there been any other forms of compensation paid to the officers and directors of the company.

Certain  Relationships  and  Related  Transactions.
---------------------------------------------------

     On June 29, 1999 Softstone acquired a license to the U.S. patent rights to the manufacturing process now employed in the company's plant in Ardmore,

Oklahoma. The license was acquired from Softstone International LLC, an entity under the control of Frederick Parker, a co-inventor of the patented process and who was at that time the chief executive officer and a director of Softstone, Inc. The cost of the license was $100,000 and was financed by a promissory note due December 31, 2000. Subsequently, on July 31, 2000 Softstone bought all rights to the patent through the issuance of 300,000 shares of common stock to Softstone International LLC, and the $100,000 promissory note was cancelled.

     Transactions with Promoters. The following table sets forth the names of the "promoters" of Softstone, the nature and amount of anything of value received or to be received by each promoter from Softstone, and the nature and amount of anything of value received or to be received by Softstone from each promoter:

                     Received                   Received
                        By                         by
    Name             Promoter    No. of Shares   Softstone   Valued at    Date
    ----             --------    -------------   ---------   ---------   -------
Frederick W. Parker   Common        2,590,000   Executive     $ 28,050   10-7-98
       (1)            Stock         (2)         Officer       $ 31,500   7-1-00
                                                Services

Gene F. Boye (3)      Common        2,110,000   Executive     $ 23,141   10-7-98
                                    (4)         Officer       $ 10,000   9-24-99
                                                Services &    $ 17,500   7-31-00
                                                Cash

Keith P. Boyd (5)     Common          437,500   Executive     $  4,909   10-7-98
                      Stock           (6)       Officer       $  4,375   7-31-00
                                                Services      $ 25,000   8-11-00

Dennis Atkins (7)     Common          412,500   Accounting    $ 13,125   1-28-99
                      Stock           (8)       Services      $ 17,500   7-01-00
                                                              $    275   8-10-00

Al Hunter (9)         Common          362,500   Accounting    $ 13,125   1-28-99
                      Stock           (10)      Services      $ 17,500   7-01-00
                                                              $    225   8-10-00

Casey Russell (11)    Common           250,000  Accounting    $ 13,125   1-28-99
                      Stock            (12)     Services      $  4,375   7-01-00
                                                              $    150   8-10-00

Thomas C. Brewer      Common           150,000  Executive     $127,500   8-01-99
                      Stock                     Officer
                                                Services

Charles V. Tallant    Common           100,000  Executive     $ 85,000   8-01-99
                      Stock                     Officer
                                                Services


William T. Ward       Common          100,000   Executive     $ 85,000   10-28-99
                      Stock                     Officer
                                                Services

John L. Genung        Common          100,000   Legal         $ 85,000   10-28-99
                      Stock                     Services

Joseph J. Johnston    Common          200,000   Reorgani-     $ 20,000   4-20-01
                      Stock                     zation
                                                Services

Thomas J. Kenan       Common          313,777   Legal         $ 31,278   4-20-01
                      Stock                     Services

Danilo Cacciamatta    Common          299,792   Reorgani-     $119,917   7-24-01
                      Stock                     zation
                                                Services

Templemore Partners   Common          299,792   Reorgani      $119,917   7-24-01
                      Stock                     -zation
                                                Services

Suzanne Kerr          Common          299,792   Reorgani      $119,197   7-24-01
                      Stock                     -zation
                                                Services
--------------------------------------------------------------------------------

(1) Registered in the name of Frederick W. Parker Family Partnership, a partnership under MR. Parker's control.

(2) In April 2001 this shareholder contributed back to Softstone 1,814,581 of these shares for no consideration and as a contribution to capital, leaving this shareholder with 775,419 shares.

(3) 2,055,000 of these shares were registered in the name of Gene F. Boyd Revocable Living Trust, 45,000 of these shares were registered in the name of Betty Sue Boyd Revocable Living Trust, and 10,000 of these shares are registered in the name of Melnecke/Boyd, Inc.

(4) In April 2001 the Gene F. Boyd Revocable Living Trust contributed back to Softstone 1,413,334 of its shares for no consideration and as a contribution to capital, leaving this trust with 641,665 shares; and the Betty Sue Boyd Revocable Living Trust contributed back to Softstone 17,449 of its shares for no consideration and as a contribution to capital, leaving this trust with 27,551 shares.

(5)     Registered  in  the  name  of  Keith  P.  Boyd.

(6) In April 2001 this shareholder contributed back to Softstone 305,750 of these shares for no consideration and as a contribution to capital, leaving this shareholder with 131,750 shares.

(7)     Registered  in  the  name  of  The  Atkins  Family  Limited Partnership.

(8) In April 2001 this shareholder contributed back to Softstone 131,700 of these shares for no consideration and as a contribution to capital, leaving this shareholder with 280,800 shares.

(9)     Registered  in  the  name  of  Total  Business  Services,  Inc.

(10) In April 2001 this shareholder contributed back to Softstone 115,684 of these shares for no consideration and as a contribution to capital, leaving this shareholder with 246,816 shares.

(11)    Registered  in  the  name  of  The  Russell Family Limited Partnership.

(12) In April 2001 this shareholder contributed back to Softstone 79,804 of these shares for no consideration and as a contribution to capital, leaving this shareholder with 170,196 shares.

     All of the above shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 or Regulation D, Rule 506. Each promoter was either a director or an executive officer of Softstone at the time the shares were issued, an accountant or an attorney actively representing Softstone at the time the shares were issued, or an accredited investor performing reorganization services for Softstone at the time the shares were issued.

     In May 2001 each of the shareholders listed above as promoters of Softstone executed a "lock up and dribble out" agreement pursuant to which each will be permitted to sell no more than 10,000 shares a month of his or its shares of common stock of Softstone during the period to end June 30, 2002, assuming there is a market for the securities and the shareholder's securities can be sold pursuant to a registration statement or an exemption from registration.

Description  of  Securities.
----------------------------

     Common Stock. Our company is authorized to issue 30 million shares of common stock, $0.001 par value, and has 5,669,033 shares issued and outstanding.

          Voting rights. Holders of the shares of common stock are entitled to One vote per share on all matters submitted to a vote of the shareholders. Shares of common stock do not have cumulative voting rights, which means that The holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

          Dividend rights. Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of funds of the company legally available therefor.

          Liquidation rights. Upon any liquidation, dissolution or winding up, holders of shares of common stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

          Preemptive rights. Holders of common stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

          Registrar and transfer agent. We will serve as our own transfer agent and registrar of our common stock until we obtain a market for our common stock in the stock market.

          Dissenters' rights. Under current Delaware law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's articles of incorporation.

Market  for  Common  Equity  and  Related  Stockholder  Matters.
----------------------------------------------------------------

     Our common stock does not trade on any stock exchange. Of the 5,669,033 shares outstanding -

- 1,776,401 shares are "restricted securities" and not yet eligible for trading pursuant to the Commission's Rule 144,

- 899,375 shares, which were issued to Danilo Cacciamatta, Templemore Partners and Suzanne Kerr as shareholders of Kilkenny Acquisition Corp. in the transaction reported above in Item 1, are deemed to be "underwriters shares" and are not able to be transferred for value absent registration, and

- the remaining 2,993,257 shares are able to be traded in the stock market; however, 1,586,385 shares of these shares are held beneficially by the officers and directors of Softstone, and absent registration these 1,586,385 shares must be sold pursuant to the provisions of Rule 144 of the Commission.

     There  are  163  holders  of  record  of  our  common  stock.

     We have declared no dividends on our common stock. There are no restrictions that would or are likely to limit our ability to pay dividends on our common stock, but we have no plans to pay dividends in the foreseeable future and intend to use earnings for the expansion of our business.

     We propose to create a market for our common stock on the OTC Bulletin Board. Because of our acquisition of all the outstanding shares of capital stock of Kilkenny, a public "shell" corporation that is registered with the Commission, we will succeed to the obligation of Kilkenny to file periodic reports with the SEC. Upon the filing of this Form 8-K with the SEC and its acceptance by the staff of the SEC, we will have an NASD market maker seek authorization from NASD Market Regulation to commence making a market in our common stock on the OTC Bulletin Board.

     At such time as a market is being made in our common stock, we propose to register with the Commission, for resale, the 299,792 shares of our common stock that were received by each of Danilo Cacciamatta, Templemore Partners and Suzanne Kerr in our acquisition of Kilkenny Acquisition Corp. and 120,000 shares of our common stock owned by each of Joseph J. Johnston and Thomas J. Kenan. However, all shares owned by these persons, as well as all shares of common stock owned by the officers and directors of Softstone - Keith P. Boyd, Gene F. Boyd, and Frederick W. Parker; the former officers of and counsel to Softstone - Thomas C. Brewer, Charles V. Tallant, William T. Ward and John L. Genung; and the accountants to Softstone - Al Hunter, Dennis Atkins and Casey Russell, will be held by an escrow agent pursuant to a "lockup" agreement whereby each of them may withdraw for possible sale into the market no more than 10,000 shares a month until June 30, 2002.

     Penny  Stock  Regulations
     -------------------------

     There is no way to predict a price range within which Softstone's common stock will trade after it should commence to trade on the OTC Bulletin Board. It is more likely than not that it will trade at a price less than $5 a share and thereby be subject to the rules governing "penny stocks."

         A  "penny  stock"  is  any  stock  that:

-     sells  for  less  than  $5  a  share.

- is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

- is not a stock of a "substantial issuer." Softstone is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have and will not have solely as a result of the proposed merger with Softstone.

     There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

          The  Penny  Stock  Suitability  Rule
          ------------------------------------

     Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

     After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

     Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

     The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

     The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

-     transactions  not  recommended  by  the  broker-dealer,

-     sales  to  institutional  accredited  investors,

- sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

- transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

          The  Penny  Stock  Disclosure  Rule
          -----------------------------------

     Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

          Effects  of  the  Rule
          ----------------------

     The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

     Softstone's merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

     Other than as stated above, no cash compensation, deferred compensation or long-term incentive plan awards were issued or granted to Softstone's management during the period from inception (January 28, 1999) through the date of filing this Form 8-K. Further, no member of Softstone's management has been granted any option or stock appreciation rights; accordingly, no tables relating to such items have been included within this Item.

     Potential  De-Listing  of  Common  Stock
     ----------------------------------------

     Even after Softstone's common stock should be listed for trading on the OTC Bulletin Board, Softstone may be de-listed from the OTC Bulletin Board. NASD Eligibility Rule 6530 issued on January 4, 1999, states that Issuers that do not make current filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 are ineligible for listing on the OTC Bulletin Board. Thus, should Softstone not timely make its required Forms 10-KSB, 10-QSB and 8-K filings, it would be subject to de-listing until such time as its reports were made current.

Legal  Proceedings.
-------------------

     Neither Softstone, Kilkenny nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to our business.

Changes  in  and  Disagreements  with  Accountants.
---------------------------------------------------

     See  Item  4,  below,  of  this  Form  8-K.

Recent  Sales  of  Unregistered  Securities.
--------------------------------------------

     The table and information beneath the table appearing above under "Certain Relationships and Related Transactions - Transactions with Promoters" describes certain of the issuances of common stock of Softstone during the past three years without registering the securities under the Securities Act. In addition to those issuances, Softstone made the following issuances during this period without registering the securities under the Securities Act:

                                     Cash                            Basis of
Title of                 No. of   Consideration   Person or Class    Exemption
Securities     Date      Shares     Received        of  Person      Relied Upon
--------------------------------------------------------------------------------
Common Stock   1-99      10,000      $   100      Jim Schleder         Reg. D,
               8-00       5,000      $   175      Dallas,  TX          Rule 506

Common Stock   1-99      10,000      $   100      John D. Brasher      Reg. D,
                                                  Monroe,  LA          Rule 506

Common Stock   1-99      10,000      $   100(1)   Stephen A. Zrenda    Reg. D,
               8-00       5,000      $   175      Oklahoma  City, OK   Rule 506

Common Stock   7-99      75,000      $   675      Alison B. Haston     Reg. D,
                                                  Tishomingo, OK       Rule 506

Common Stock   7-99      25,000      $    225     Richard E. Haston    Reg. D,
                                                  Tishomingo, OK       Rule 506

Common Stock   8-99      20,000      $11,111      Leo G. Templer       Reg. D,
               9-99       2,500      $ 1,389      Bedford, TX          Rule 506
               8-00      10,000      $ 8,500

Common Stock  11-99      10,000      $   100      David Parker         Reg. D,
                                                  Skokie, IL           Rule 506

Common Stock   8-00      15,000      $15,000      Robert Forrester     Reg. D.
                                                                       Rule 506

Common Stock   8-00       9,000      $ 9,000      John Whitten         Reg. D.
                                                  Oklahoma City, OK    Rule 506

Common Stock   8-00       9,000      $ 9,000      Mark Whitten         Reg. D,
                                                  Oklahoma City, OK    Rule 506

Common Stock   8-99     423,190     $528,988      107  persons         Reg. D,
                to                                                     Rule 504
               4-00

Common Stock   7-00      40,000     $ 50,000      Benita L. Terrill    Reg. D,
                                                  Plainview, TX        Rule 506

Common Stock   7-00       2,500     $  3,125      Double  Shovel       Reg. D,
                                                  Trading,  LLC        Rule 506
                                                  Mustang, OK

Common Stock   4-01     371,100     $148,440      28 persons           Reg. D,
                to                                                     Rule 506
               8-01

     There were no underwriters used in any of the above transactions, all of which were handled by officers of Softstone who received no compensation for their services in this capacity.

     All of the above sales made pursuant to the Regulation D, Rule 506 exemption from registration were made to persons that had preexisting relationships with officers or directors of Softstone and that represented to Softstone that they were accredited investors. The Regulation D, Rule 504 offering was registered in, and offered and sold to residents of, the State of Oklahoma and offered and sold to accredited investors in the State of Texas that had preexisting relationships with officers or directors of Softstone.

Indemnification  of  Directors  and  Officers.
----------------------------------------------

     Under Delaware corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     With  respect  to   any   criminal   action   or   proceeding,  these  same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

     In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

     To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Delaware law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Indemnification and payment of expenses provided by Delaware law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, a Delaware corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

     As a result of such corporation law, Softstone or, should the proposed merger become effective, The Group may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to the merger with respect to Softstone.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item  4.  Changes  in  Registrant's  Certifying  Accountant.
------------------------------------------------------------

     On August 7, 2001, Kilkenny Acquisition Corp. ("Kilkenny") dismissed its principal independent accountants, Baron Accountancy Corp. of Irvine, California ("Baron").

     The reports of Baron on the financial statements of the Company filed with the Securities and Exchange Commission contained no adverse opinions or disclaimers of opinion, and were not modified as to uncertainty, audit scope, or accounting principles during the past two years or the interim period to August 7, 2001, the date of dismissal.

     The decision to remove Baron Accountancy Corp. was recommended and approved by the new Board of Directors of Kilkenny after Kilkenny became a wholly-owned subsidiary of Softstone, Inc.

     During the past two years or interim periods prior to August 7, 2001, there were no disagreements between Kilkenny and Baron, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Baron's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     A new independent accountant has not been engaged.

Item  5.  Other  Events.
------------------------

Successor  Issuer  Election.
----------------------------

     Upon execution of the Purchase Agreement and the subsequent delivery to Kilkenny Acquisition Corp., of 1,078,387 shares of common stock of Softstone on July 24, 2001, then pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Softstone became the successor issuer to Kilkenny for reporting purposes under the Securities and Exchange Act of 1934 and elected to report under the Act effective July 24, 2001.

Item  6.  Resignations  of  Directors  and  Executive  Officers.
----------------------------------------------------------------

     On July 24, 2001, Danilo Cacciamatta resigned as the sole director, chief executive officer and chief financial officer of Kilkenny Acquisition Corp. He was replaced by Keith P. Boyd as a director and president and by Gene F. Boyd as a director and secretary. The resignation of Mr. Cacciamatta was an incidence of the acquisition of Kilkenny as a wholly-owned subsidiary of Softstone, Inc., and was not because of a disagreement on any matter relating to Kilkenny's operations, policies or practices.


Item  7.  Financial Statements and Exhibits.
--------------------------------------------

     (a)  Financial Statements.
          ---------------------
          To be filed by amendment.


     (b)  Exhibits.
          ---------

            2 Agreement and Plan of Reorganization of July 24, 2001 between Softstone, Inc. and Kilkenny Acquisition Corp.

            3          Certificate  of  Incorporation  of  Softstone  Inc.

            3.1        Bylaws  of  Softstone,  Inc.

           10 Lease Agreement of February 1, 2000, between Ardmore Development Authority, as lessor, and Softstone, Inc., as lessee.

           10.1 Scrap Tire Disposal Agreement of January 11, 2000, between Michelin North America, Inc., and Softstone, Inc.

           10.2        Letter  of  intent  of   May  1,  2001,   of   Little Elm
                       Independent School District regarding the Little Elm Walking Trail.

           16          Letter of ______________, 2001 of Baron Accountancy Corp.
                       agreeing with the statements made in this Form 8-K by Softstone, Inc., concerning Softstone's change of principal independent accountants.

           99          United  States  Patent  No.  5,714,219.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Softstone,  Inc.


August  8,  2001                      By:/s/Keith  B. Boyd
                                         ------------------------------------
                                         Keith  B.  Boyd,  President
                                           and  Director

                      AGREEMENT AND PLAN OF REORGANIZATION


     This  Agreement  and  Plan of Reorganization ("the Agreement"), dated as of
July 24, 2001 by and among Softstone, Inc., a Delaware corporation ("SOFTSTONE"); Kilkenny Acquisition Corp., a Delaware Corporation ("Kilkenny "); and the shareholders of Kilkenny ("Shareholders"), who execute this Agreement and the Purchase Agreement set forth as Exhibit A of this Agreement, with reference to the following:

     A. SOFTSTONE is a Delaware corporation organized on January 28, 1999. SOFTSTONE has authorized common stock of 30 million shares, $0.001 par value, of which 4,590,646 shares are outstanding, and no shares of preferred stock.

     B. Kilkenny is a Delaware Corporation organized on April 27, 1997. Kilkenny has authorized common stock of 20 million shares, $0.001par value, of which 500,000 shares are outstanding, and authorized preferred stock of 10 million shares, $0.001 par value, of which none are outstanding.

     C. The respective Boards of Directors of SOFTSTONE and Kilkenny have deemed it advisable and in the best interests of SOFTSTONE and Kilkenny that Kilkenny be acquired by SOFTSTONE pursuant to the terms and conditions set forth in this Agreement.

     D. SOFTSTONE and Kilkenny propose to enter into this Agreement which provides, among other things, that 100% of the outstanding shares of Kilkenny be acquired by SOFTSTONE, in exchange for 1,078,387 shares of common stock of SOFTSTONE, all as more fully described in the Agreement.

     E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW,  THEREFORE,  the  parties  hereto  agree  as  follows:

                                    ARTICLE 1
                                THE ACQUISITION

     1.01 At the Closing, a total of 500,000 Kilkenny common shares, which represent 100% of the outstanding shares of Kilkenny, shall be acquired by SOFTSTONE in exchange for 1,078,387 restricted common shares of SOFTSTONE, which shall be issued to Kilkenny Shareholders in proportion to their shareholdings as set forth on Schedule CC to this Agreement.

     1.02 At the Closing, Kilkenny will deliver to Softstone a certificate representing the 500,000 outstanding shares of Kilkenny, free and clear of all claims and encumbrances, and SOFTSTONE shall deliver to Kilkenny certificates for 1,078,387 shares of common stock of Softstone, registered in the names of the Kilkenny shareholders in proportion to their shareholdings as set forth on Schedule CC to this Agreement.

                                                                       Exhibit 2
                                                              Page 1 of 20 Pages

     1.03 Following the reorganization, there will be a total of 5,669,033 shares of common stock, $0.001 par value, issued and outstanding in SOFTSTONE.


                                    ARTICLE 2
                                  THE CLOSING

     2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of Fuller Tubb Pomeroy & Stokes, 201 Rober S. Kerr Ave., Suite 1000, Oklahoma City, Oklahoma 73102 at 11:00 a.m., on July 20, 2001, or at such other place or date and time as may be agreed to in writing by legal counsel of the parties hereto.


                                    ARTICLE 3
                   REPRESENTATION AND WARRANTIES OF SOFTSTONE

     SOFTSTONE and its officers and directors hereby represent and warrant to Kilkenny as follows:

     3.01 SOFTSTONE shall deliver to Kilkenny, on or before Closing, each of the following:

          (a) Financial Statements. Audited financial statements of SOFTSTONE including, but not limited to, a balance sheet as of December 31, 2000, and statements of operations, cash flows and changes in stockholders' equity for the two fiscal years preceding the date of the balance sheet, and unaudited interim financial statements for the first fiscal quarter of 2001 compared with the first fiscal quarter of 2000. (Schedule A).

          (b) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of SOFTSTONE together with all amendments thereto to the date hereof. (Schedule B).

          (c) Shareholders. A complete list of all persons or entities holding capital stock of SOFTSTONE or any rights to subscribe for, acquire, or receive shares of the capital stock of SOFTSTONE (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or non qualified, and other similar agreements. (Schedule C).

          (d). Officers and Directors. A complete and current list of all officers and Directors of SOFTSTONE. (Schedule D).

                                                                       Exhibit 2
                                                              Page 2 of 20 Pages

     3.02 Organization, Standing and Power. SOFTSTONE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

     3.03 Qualification. SOFTSTONE is not qualified and is not licensed as a foreign corporation.

     3.04 Capitalization of SOFTSTONE. The authorized capital stock of SOFTSTONE consists of 30 million shares of Common Stock, $0.001 par value, of Which the only shares issued and outstanding are 4,590,646 issued to shareholders listed on Schedule C as of the date thereof, which shares were duly authorized, validly issued and fully paid and non assessable. There are no preferred shares currently outstanding. There are no preemptive rights with respect to the SOFTSTONE stock.

     3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of SOFTSTONE. This Agreement constitutes the valid and binding obligation of SOFTSTONE enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by SOFTSTONE and the execution and transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of SOFTSTONE's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which SOFTSTONE is a party or bound by.

     3.06 Absence of Undisclosed Liabilities. SOFTSTONE has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A nor otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

     3.07 Absence of Changes. Since December 31, 2000, there has not been any material adverse change in the condition (financial or other wise), assets, liabilities, earnings or business of SOFTSTONE, except for changes resulting from completion of those transactions described in Section 5.01.

     3.08 Options, Warrants, etc. Except as otherwise described in Schedule C, there are no outstanding options, warrants, calls, commitments or agreements of any character to which SOFTSTONE or its shareholders are a party or by which SOFTSTONE or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of SOFTSTONE or any securities representing the right to purchase or otherwise receive any such capital stock of SOFTSTONE.

                                                                       Exhibit 2
                                                              Page 3 of 20 Pages

     3.09 Brokers and Finders. SOFTSTONE shall be solely responsible for payment to any broker or finder retained by SOFTSTONE for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     3.10 Accuracy of Information. No representation or warranty by SOFTSTONE contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Kilkenny pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.


                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                           KILKENNY ACQUISITION CORP.


     Kilkenny and its president hereby represent and warrant to SOFTSTONE as follows:

     4.01 Kilkenny shall deliver to SOFTSTONE, on or before Closing, the following:

          (a) Financial Statements. A copy of Kilkenny's Form 10-KSB for the fiscal period ended December 31, 2000, as filed with the SEC, and interim financial statements for the period ended March 31, 2001, in a Form 10-QSB as filed with the SEC (Schedule AA).

          (b) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of Kilkenny together with all amendments thereto to the date hereof. (Schedule BB).

          (c) Shareholders. A complete list of all persons or entities holding capital stock of Kilkenny or any rights to subscribe for, acquire, or receive shares of the capital stock of Kilkenny (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or non qualified, and other similar agreements. (Schedule
CC).

          (d) Officers and Directors. A complete and current list of all officers and Directors of Kilkenny. (Schedule DD).

          (e) Tax Returns. Accurate copies of all Federal and State tax returns for Kilkenny, since inception. (Schedule EE).

                                                                       Exhibit 2
                                                              Page 4 of 20 Pages

     4.02 Organization, Standing and Power. Kilkenny is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power to own or lease its properties and carry on its businesses as is now being conducted.

     4.03 Capitalization of Kilkenny. Of the authorized capital stock of Kilkenny, the only shares issued and outstanding are 500,000 shares of Common Stock, $0.001par value, which shares are issued to the shareholders listed on Schedule CC, which shares were duly authorized, validly issued and fully paid and non assessable. There are no preemptive rights with respect to the Kilkenny stock.

     4.04 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Kilkenny. This Agreement constitutes the valid and binding obligation of Kilkenny enforceable against it in availability of the remedy of specific performance. This Agreement has been duly executed by Kilkenny and the execution and transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Kilkenny's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Kilkenny is a party or bound by.

     4.05 Absence of Undisclosed Liabilities. Kilkenny has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which are not reflected on the financial statements set forth in Schedule AA nor otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

     4.06 Absence of Changes. Since March 31, 2001, there has not been any material adverse change in the condition (financial or other wise), assets, liabilities, earnings or business of Kilkenny, except for changes resulting from completion of those transactions described in Section 5.01.

     4.07 Tax Matters. All taxes and other assessments and levies which Kilkenny is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Kilkenny in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employees' and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to the absence of undisclosed liabilities contained in Section 4.05 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Kilkenny income or business prior to the Closing Date.

                                                                       Exhibit 2
                                                              Page 5 of 20 Pages

     4.08 Options, Warrants, etc. Except as otherwise described in Schedule CC, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Kilkenny or its shareholders are a party or by which Kilkenny or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Kilkenny or any securities representing the right to purchase or otherwise receive any such capital stock of Kilkenny.

     4.09 Title to Assets. Kilkenny is the sole and unconditional owner of, with good and marketable title to, all the assets listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     4.10 Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Kilkenny or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the Kilkenny, properties, business or income of Kilkenny. Kilkenny has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     4.11 Governmental Regulation. Kilkenny is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Kilkenny.

     4.12 Brokers and Finders. Kilkenny shall be solely responsible for payment to any broker or finder retained by Kilkenny for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     4.13 Accuracy of Information. No representation or warranty by Kilkenny contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to SOFTSTONE pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     4.14 Subsidiaries. Kilkenny does not have any subsidiaries or own capital stock of any other corporation.

     4.15     Consents.    No  consent   or  approval   of,   or   registration,
qualification  or  filing  with,  any  governmental authority or other person is

                                                                       Exhibit 2
                                                              Page 6 of 20 Pages
required to be obtained or accomplished by Kilkenny or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

     4.16 Improper Payments. No person acting on behalf of Kilkenny has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Kilkenny (b) any customer, supplier of competitor of Kilkenny, or employee of such customer, supplier or competitor, for the purposes of obtaining or, retaining business for Kilkenny, or (c) any political party or any candidate for elective political office nor has any fund or other asset of Kilkenny been maintained that was not fully and accurately recorded on the books of account of Kilkenny.

     4.17 Copies of Documents. Kilkenny has made available for inspection and copying by SOFTSTONE and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Kilkenny with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Kilkenny or adversely effect the objectives of this Agreement.

     4.18 Investment Intent of Shareholders. Each shareholder of Kilkenny represents and warrants to SOFTSTONE that the shares of SOFTSTONE being acquired pursuant to this Agreement are being acquired for his or her own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                    ARTICLE 5
                      CONDUCT AND TRANSACTIONS PRIOR TO THE
                        EFFECTIVE TIME OF THE ACQUISITION


     5.01 Conduct and Transactions of SOFTSTONE. During the period from the date hereof to the date of Closing, SOFTSTONE shall:

          (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

                                                                       Exhibit 2
                                                              Page 7 of 20 Pages

          (b) Maintain its records and books of account in a manner that fairly and correctly reflect its income, expenses, assets and liabilities.

     SOFTSTONE shall not during such period, except in the ordinary course of business, without the prior written consent of Kilkenny:

          (a) Sell, dispose of or encumber any of its properties or assets except for payment of brokers or finders fees;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock.

     5.02 Conduct and Transactions of Kilkenny. During the period from the date hereof to the date of Closing, Kilkenny shall:

          (a) Obtain an investment letter from each shareholder of Kilkenny who executes the Purchase Agreement attached hereto.

          (b) Conduct the operations of Kilkenny in the ordinary course of business.

     Kilkenny shall not during such period, except in the ordinary course of business, without the prior written consent of SOFTSTONE:

          (a) Sell, dispose of or encumber any of the properties or assets of Kilkenny;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent other than to extinguish liabilities revealed on its financial statements provided hereto;

                                                                       Exhibit 2
                                                              Page 8 of 20 Pages

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (g)     Make  any  material  change  in  its  insurance  coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j)     Make  any  material  capital  expenditures.


                                    ARTICLE 6
                              RIGHTS OF INSPECTION


     6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, SOFTSTONE and Kilkenny agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of SOFTSTONE or Kilkenny, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations:
(1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, SOFTSTONE and Kilkenny will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.



                                    ARTICLE 7
                              CONDITIONS TO CLOSING


     7.01 Conditions to Obligations of Kilkenny. The obligation of Kilkenny to perform this Agreement is subject to SOFTSTONE's performing the following Closing obligations, unless waived in writing by Kilkenny.

                                                                       Exhibit 2
                                                              Page 9 of 20 Pages

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by SOFTSTONE which in the opinion of Kilkenny, expressed in writing to SOFTSTONE within two days after delivery of the schedules, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of SOFTSTONE set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. SOFTSTONE shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and SOFTSTONE shall have complied in all material respects with the course of conduct required by this Agreement.

          (c) Corporate Action. There are minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Kilkenny that SOFTSTONE has submitted this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Execution of this Agreement by shareholders of Kilkenny holding at least 80 percent of the outstanding shares of common stock of Kilkenny, and any consents necessary for or approval of any party listed on any Schedule delivered by SOFTSTONE whose consent or approval is required pursuant thereto, shall have been obtained.

          (e) Financial Statements. Kilkenny shall have been furnished financial statements of SOFTSTONE including, but not limited to, audited balance sheets and profit and loss statements as of December 31, 2000, and unaudited balance sheets and profit and loss statements as of March 31, 2001, and otherwise meeting the requirements of Item 310 of Regulation S-B of the Securities and Exchange Commission. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of SOFTSTONE as of December 31, 2000, and March 31, 2001.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by SOFTSTONE of the transactions contemplated by this Agreement shall have been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by SOFTSTONE for consummation of the transactions contemplated by this Agreement shall have been obtained.

                                                                       Exhibit 2
                                                             Page 10 of 20 Pages

          (h)     Employment   Agreements.    Existing   SOFTSTONE    employment
agreements  will  have  been  delivered  to  counsel  for  Kilkenny.

          (i) Changes in Financial Condition of SOFTSTONE. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of SOFTSTONE, except expenditures in furtherance of this Agreement.

          (j) Absence of Pending Litigation. SOFTSTONE is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (k) Authorization for Issuance of Stock. Kilkenny shall have received in form and substance satisfactory to counsel for Kilkenny a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of SOFTSTONE to issue stock certificates representing the ownership of 1,078,387 shares of SOFTSTONE common stock to Kilkenny's Shareholders in accordance with the terms of this Agreement.

     7.02 Conditions to Obligations of SOFTSTONE. The obligation of SOFTSTONE to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by SOFTSTONE.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Kilkenny, which in the opinion of SOFTSTONE, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Kilkenny set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. Kilkenny shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Kilkenny shall have complied in all respects with the course of conduct required by this Agreement.

          (c) Corporate Action. There has been delivered to SOFTSTONE minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for SOFTSTONE that Kilkenny has submitted this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

                                                                       Exhibit 2
                                                             Page 11 of 20 Pages

          (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Kilkenny, whose consent or approval is required pursuant thereto, shall have been obtained.

          (e) Financial Statements. SOFTSTONE shall have been furnished financial statements of Kilkenny including, but not limited to, audited balance sheets and profit and loss statements as of December 31, 2000, and unaudited balance sheets and profit and loss statements as of March 31, 2001, and otherwise meeting the requirements of Item 310 of Regulation S-B of the Securities and Exchange Commission. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Kilkenny as of December 31, 2000, and March 31, 2001.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by Kilkenny of the transactions contemplated by this Agreement shall have been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Kilkenny for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Employment Agreements. There shall be no existing Kilkenny employment agreements.

          (i) Changes in Financial Condition of Kilkenny. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Kilkenny, except expenditures in furtherance of this Agreement.

          (j) Absence of Pending Litigation. Kilkenny is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.



                                    ARTICLE 8
                          MATTERS SUBSEQUENT TO CLOSING


     8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

                                                                      Exhibit 2
                                                             Page 12 of 20 Pages

     8.02. Lockup Agreements and Registration of Certain Shares for Resale. Softstone covenants that it will cause the six principal owners of the outstanding shares of common stock of Softstone to enter into one-year lockup and dribble-out agreements that allow each to withdraw from the lockup 10,000 shares a month for the twelve months of the lockup. Softstone also covenants that, as soon as possible after the Closing and the filing of the Form 8-K it must file with the Commission, it will register for resale 120,000 shares of Softstone common stock acquired by each of the three largest shareholders of Kilkenny and 120,000 shares of Softstone common stock held by each of Joe
Johnston and Thomas J. Kenan. Such registration statement will not be kept current by post-effective amendments once the three largest shareholders of Kilkenny have held their Softstone shares of common stock for one year; provided, however, that should the Commission take the position that the shares held by the three largest shareholders of Kilkenny and by Joe Johnston and Thomas J. Kenan are "underwriters' shares" and transferable only if registered, Softstone covenants that it will register all of their shares for resale and will keep the registration statement current until all their shares have been sold.


                                    ARTICLE 9
                     NATURE AND SURVIVAL OF REPRESENTATIONS


     9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by SOFTSTONE or Kilkenny pursuant hereto, or otherwise adopted by SOFTSTONE, by its written approval, or by Kilkenny by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by SOFTSTONE or Kilkenny as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.



                                   ARTICLE 10
           TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION


     10.1 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the closing date as follows:

          (a) By mutual written consent of the Boards of Directors of SOFTSTONE and Kilkenny.

                                                                       Exhibit 2
                                                             Page 13 of 20 Pages

          (b) By the Board of Directors of SOFTSTONE if any of the conditions set forth in Section 7.02 shall not have been satisfied.

          (c) By the Board of Directors of Kilkenny if any of the conditions set forth in Section 7.01 shall not have been satisfied.

     10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.


                                   ARTICLE 11
                                  THE CLOSING


     11.01 Exchange of Shares. At the Closing, (1) SOFTSTONE's counsel shall deliver to Kilkenny's counsel certificates for 1,078,387 shares of common stock of Softstone, registered in the names of the Kilkenny shareholders in proportion to their shareholdings as set forth on Schedule CC to this Agreement, and (2) Kilkenny's counsel shall deliver to SOFTSTONE's counsel a stock certificate for 500,000 shares of common stock of Kilkenny, which certificate shall represent all the outstanding shares of capital stock of Kilkenny.

     11.02 Restrictions on Shares Issued to Kilkenny. Due to the fact that Kilkenny will receive shares of SOFTSTONE common stock which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, the stock certificates representing those shares of SOFTSTONE will contain the following legend:


          The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

                                                                       Exhibit 2
                                                             Page 14 of 20 Pages

                                   ARTICLE 12
                                  MISCELLANEOUS


     12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Oklahoma excluding the conflicts of laws.

     12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:


     If  to  "SOFTSTONE"


               Keith  Boyd,  President
               Softstone,  Inc.
               5  Interstate  Court
               Ardmore,  OK  73401

               With  copies  to:

               Thomas  J.  Kenan
               Fuller  Tubb  Pomeroy  &  Stokes
               201  Robert  S.  Kerr  Ave.,  Suite  1000
               Oklahoma  City,  OK  73102

     If  to  "Kilkenny"

               Danilo  Cacciamatta
               Kilkenny  Acquisition  Corp.
               2600  Michelson  Drive,  Suite  490
               Irvine,  CA  92612

               With  copies  to:

               Dan  Donahue,  Esq.
               Oppenheimer  Wolff  &  Donnelly  LLP
               500  Newport  Center  Drive,  Suite  700
               Newport  Beach,  CA  92660



     12.03     Amendment  and  Waiver.   The   parties  hereby  may,  by  mutual
agreement  in writing signed by each party, amend this Agreement in any respect.

                                                                       Exhibit 2
                                                             Page 15 of 20 Pages

Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

          (a) Extend the time for the performance of any of the obligations of the other;

          (b)     Waive  any  inaccuracies  of  representations   by  the  other
contained  in  this  Agreement  or  in  any  document delivered pursuant hereto;

          (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

          (d) Waive the fulfillment of any condition that is precedent to the performance by the other party of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

     12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by SOFTSTONE or Kilkenny shall not constitute a waiver of the right to pursue other available remedies.

     12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of SOFTSTONE and Kilkenny.

     12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

     12.08 Each Party to Bear its Own Expense. SOFTSTONE and Kilkenny shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

     12.09     Captions  and  Section  Headings.  Captions  and section headings

                                                                       Exhibit 2
                                                             Page 16 of 20 Pages
used herein are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

     Executed  as  of  the  date  first  written  above.

Kilkenny  Acquisition  Corp.            Softstone,  Inc.


By:/s/Danilo  Cacciamatta               By:/s/Keith  Boyd
   -----------------------------           ---------------------
   Danilo Cacciamatta, President           Keith Boyd, President












                                                                       Exhibit 2
                                                             Page 17 of 20 Pages

                               PURCHASE AGREEMENT
                               ------------------



     THIS AGREEMENT made this ____day of July, 2001 by and between Softstone, Inc., a Delaware corporation ("Purchaser"), and ____________________________ ("Seller").

                                    RECITALS:

     A. Seller owns ____________ shares of the issued and outstanding shares of common stock of Kilkenny Acquisition Corp. ("Kilkenny"), a Delaware corporation.

     B. Seller is willing to sell all of his, her or its stock of Kilkenny ("the Stock"), and Purchaser is willing to purchase the Stock on the terms and conditions herein set forth.

     In consideration of the mutual promises contained herein and other good and
Valuable   consideration,  the  receipt  and  sufficiency  of  which  is  hereby acknowledged,  Purchaser  and  Seller  agree  as  follows:

                                    AGREEMENT

     1. Purchaser shall purchase from Seller, and Seller hereby agrees to sell to Purchaser, the Stock, subject to the terms and conditions of this Agreement.

     2. Purchaser shall transfer to Seller ____________ restricted shares of Softstone, Inc. common stock as provided in the Agreement and Plan of Reorganization attached hereto, marked Exhibit "A" and made a part hereof, in full payment thereof, for the Stock.

     3. Seller hereby makes the following representations to Purchaser in order to induce Purchaser to acquire the Stock:

            a. Seller understands that the shares of common stock of Softstone, Inc., are "restricted securities" and cannot be transferred for value for one

                                                                       Exhibit 2
                                                             Page 18 of 20 Pages
year absent registration of such shares or the availability of an exemption from registration, and that during the second year after acquisition of such shares they can only be transferred for value pursuant to the requirements of Rule 144 of the Securities and Exchange Commission.

            b. Seller is acquiring the shares of Softstone for investment purposes and not with a view to the distribution of the shares.

            Purchaser  makes  the  following  representations  to  Seller:

            a. Purchaser is aware that the Stock has not been registered under any state or federal securities laws.

            b. Purchaser has all the requisite power and authority necessary to purchase the Stock and perform its other obligations under this Agreement.

     4.     Closing  of  the  Agreement  will  occur  as  follows:

            a. Subject to the representations stated in this Agreement, closing will be held on or before July 31, 2001.

            b.     At  Closing,  the  following  events  will  occur:

                   (1) Purchaser and Kilkenny shall comply with the terms of the Agreement and Plan of Reorganization, attached as Exhibit "A".

                   (2)  Seller  shall  transfer   the  Stock  to  Purchaser, and
Purchaser shall transfer  __________  shares  of  its  common  stock  to Seller.

     5. This Agreement and the transactions contemplated hereby may be terminated as follows:

            a. By either Seller or Purchaser if any representation set forth in paragraph 3 or paragraph 4 shall not be satisfied at the closing.

                                                                       Exhibit 2
                                                             Page 19 of 20 Pages

            b. By either Seller or Purchaser if closing has not occurred by July 31, 2001, or such other later date as amended in writing.

7. All notices and communications under this Agreement shall be made in writing and delivery will be deemed to have been duly made if delivered or mailed by registered or certified mail, postage prepaid, to the addresses set forth below.

       8. This Agreement may be amended only by written agreement of the parties.

       9. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Oklahoma.

     10. This Agreement shall bind and inure to the benefit of the parties, their legal representatives and assigns.

EXECUTED  as  of  the  date  first  above  mentioned,  by:

PURCHASER:
Softstone,  Inc.

By:/s/Keith  Boyd
   ---------------------------
   Keith  Boyd,  President
   Softstone,  Inc.
   5  Interstate  Court
   Ardmore,  OK  73401

SELLER:


DANILO  CACCIAMATTA

/s/Danilo  Cacciamatta
------------------------------






                                                                       Exhibit 2
                                                             Page 20 of 20 Pages

                                State of Delaware
                        Office of the Secretary of State
                    ----------------------------------------




     I,  EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY  THE  ATTACHED  IS  A  TRUE  AND  CORRECT  COPY  OF  THE  CERTIFICATE OF

INCORPORATION OF "SOFTSTONE INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY

OF  JANUARY,  A.D.  1999,  AT  1  O'CLOCK  P.M.

     A  FILED  COPY  OF  THIS  CERTIFICATE  HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY  RECORDER  OF  DEEDS.


[Seal]
                                      /s/Edward  J.  Freel
                                      ----------------------------------------
                                      Edward  J.  Freel,  Secretary  of  State

2998297  8100                         AUTHENTICATION:     9548089

991035900                                       DATE:     01-29-99





                                                                       Exhibit 3
                                                               Page 1 of 4 Pages

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 SOFTSTONE INC.


     1.     The  name  of  the  corporation  is  SOFSTONE  INC.

     2. Its registered office in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent is The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation are:

          (a) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware;

          (b) To manufacture rubber modules for road and other construction purposes;

          (c) To purchase, take, own, hold, deal in, broker, mortgage or otherwise encumber and to lease, sell, exchange, convey, transfer or in any manner dispose of real property;

          (d) To enter into partnerships, joint ventures, or other arrangements for sharing profits or cooperate with any entity carrying on any business capable of being conducted so as to benefit this Corporation; to acquire the assets and assume the liabilities of any entity and/or to acquire all or part of the stock of any corporation; to pay for the assets or stock in cash, stock or otherwise; to hold or dispose of the property so purchased; and to conduct any business so acquired; or dispose of the property so purchased; and to conduct any business so acquired;

          (e) To borrow and lend money and to negotiate loans; to draw, accept and endorse notes, accounts receivable, bonds, stocks, debentures and other securities; to subscribe for, buy, sell, acquire, hold and dispose of shares of stock, bonds, accounts and other securities of any government, person or corporation; and to guarantee obligations of any other person or entity;

          (f) To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or jointly, with natural persons or any legal entity; and

          (g) To have one or more offices and to conduct any or all of its operations and business and to promote its objects within or without the State of Delaware, without restriction as to place or amount.

     The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way

                                                                       Exhibit 3
                                                               Page 2 of 4 Pages
limited nor restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation.

     In addition, the foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the objects or purposes of the Corporation or the general powers conferred on this Corporation by the laws of the State of Delaware.

     4. The total number of shares of stock which the Corporation shall have the authority to issue is Thirty Million (30,000,000) shares, all of which shares shall consist of voting Common Stock, One-Tenth of One Cent ($0.001) par value.

     The Board of Directors of the Corporation shall have full authority, to the extent permitted by law, to adjust the capital stock of the Corporation, to designate classes or series thereof and to determine whether all or any part of such Common Stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

     5. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the next meeting of the shareholders and until their successors are duly elected and qualified are as follows:

               Name                           Mailing  Address
               ----                           ----------------

            Frederick  W.  Parker             811  N.  Rockford  Place
                                              Ardmore,  OK  73401

            Gene  Boyd                        Rt.  #1
                                              Tishomingo,  OK  73460

     6.     The  capital  stock  of  the  Corporation  is  nonassessable.

     7. The name and mailing address of the incorporator of the corporation is as follows:

               Name                           Mailing  Address
               ----                           ----------------

            Stephen  A.  Zrenda,  Jr.         1520  Bank  One  Center
                                              100  N.  Broadway
                                              Oklahoma  City,  OK  73120-8601

     8.     The  Corporation  shall  have  perpetual  existence.


                                                                       Exhibit 3
                                                               Page 3 of 4 Pages

     9. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law (the "Law") of the State of Delaware, as the same may be amended and supplemented, indemnify its directors and officers.

     10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate, and does hereby declare and certify that it is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of January, 1999.


INCORPORATOR:                    /s/Stephen  A.  Zrenda,  Jr.
                                 ----------------------------
                                 Stephen  A.  Zrenda,  Jr.



STATE  OF  OKLAHOMA          )
                             )  ss:
COUNTY  OF  OKLAHOMA         )

     Before me, the undersigned Notary Public, in and for said County and State on this 27th day of January, 1999, personally appeared Stephen A. Zrenda, Jr., known to be the identical person who executed the within and foregoing instrument as Softstone Inc.'s incorporator and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

     Given under my hand and seal of office the day and year last above written.


                                 /s/Lea  Bailey
                                 ------------------------------------
                                 Notary  Public
My  Commission  Expires:
12-19-2000
[SEAL]






                                                                       Exhibit 3
                                                               Page 4 of 4 Pages

                                     BYLAWS

                                       OF

                                 SOFTSTONE INC.


                                    ARTICLE I

                                    OFFICES
                                    -------

          SECTION  1.  REGISTERED  OFFICE.  The  registered  office  of  the corporation  shall  be  established  and  main-tained  at  1209  Orange  Street,

Corporation  Trust  Center,  Wilmington,  New  Castle  County,  Delaware  19801.

          SECTION  2.  OTHER  OFFICES.  The  corporation may have other offices,

either  within  or without the State of Delaware, at such place or places as the

Board  of  Directors  may  from  time  to  time  appoint  or the business of the corporation  may  require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          SECTION  1.  ANNUAL MEETINGS.  Annual meetings of stockholders for the election  of  directors  and  for  such  other  business as may be stated in the notice  of  the  meeting,  shall be held at such place, either within or without the  State  of Delaware, and at such time and date as the Board of Directors, by resolution,  shall  determine and as set forth in the notice of the meeting.  In the  event the Board of Directors fails to so determine the time, date and place of  meeting,  the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware on the second Tuesday of September of each year  at  11  a.m.,  local  time.

          If the date of the annual meeting shall fall upon a legal holiday, the meeting  shall  be  held  on  the next succeeding  business day.  At each annual

                                                                     Exhibit 3.1
                                                              Page 1 of 13 Pages
meeting, the stock-holders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of  the  meeting.

          SECTION 2.  OTHER MEETINGS.  Meetings of stock-holders for any purpose other than the election of directors may be held at such time and place as shall be  stated  in  the  notice  of  the  meeting.

          SECTION  3.  VOTING.  Each  stockholder entitled to vote in accordance with  the  terms of the Certificate of In-corporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy,

for each share of stock entitled to vote held by such stock-holder, but no proxy shall  be voted after three years from its date unless such proxy provides for a longer  period.  Upon  the demand of any stockholder, the vote for directors and the  vote  upon  any  question  before  the  meeting,  shall  be by ballot.  All elections for directors shall be decided by plurality vote of the shares present in  person  or  represent-ed by proxy at the meeting and entitled to vote on the election  of  directors;  and  all  other  questions  shall  be  decided  by the affirmative  vote of the majority of shares pre-sent in person or represented by proxy  at  the  meeting  and  entitled  to vote on the subject matter, except as otherwise provided by the Certificate  of Incorporation or the laws of the State of  Delaware.

          A  complete  list  of the stockholders entitled to vote at the ensuing election,  arranged  in  alphabetical  order,  with the address of each, and the number  of  shares  held  by  each,  shall  be  open  to  the examination of any stock-holder,  for any purpose germane to the meeting,  during ordinary business hours  for  a period of at least ten (10) days prior to the meeting, either at a place  within  the  city  where  the meeting is to be held, which place shall be specified  in  the  notice of the meeting, or, if not so specified, at the place

                                                                     Exhibit 3.1
                                                              Page 2 of 13 Pages
where  the  meeting  is to be held.  The list shall also be produced and kept at the  time  and  place  of the meeting dur-ing the whole time thereof, and may be inspected  by  any  stockholder  who  is  present.

          SECTION  4.  QUORUM.  Except  as  otherwise  required  by  law, by the

Certificate  of Incorporation or by these By-laws, the presence, in person or by proxy,  of  stockholders  holding  a  majority  of  the stock of the corporation entitled  to vote shall constitute a quorum at all meetings of the stockholders.

In  case a quorum shall not be present at any meeting, a majority in interest of the  stockholders entitled to vote thereat, present in person or by proxy, shall have  power to adjourn the meeting from time to time, without notice  other than announcement  at  the  meeting  until the  requisite amount of stock entitled to vote  shall  be  present.  At  any such adjourned meeting at which the requisite amount  of  stock  entitled  to  vote  shall be represented, any business may be transacted  which  might  have  been  transacted  at  the  meeting as originally noticed;  but  only  those  stockholders  entitled  to  vote  at  the meeting as originally  noticed shall be entitled to vote at any adjournment or adjournments thereof.

          SECTION  5.  SPECIAL  MEETINGS.  Special  meetings of the stockholders for  any  purpose or purposes may be called by the President or Secretary, or by resolution  of  the  directors.

          SECTION  6.  NOTICE  OF  MEETINGS.  Written notice, stating the place,

date  and  time  of  the  meeting,  and the general nature of the business to be considered,  shall  be given to each stockholder entitled to vote thereat at his address  as it appears on the records of the corporation, not less than ten (10)

nor more than sixty (60) days before the date of the meeting.  No business other than  that  stated  in the notice shall be transacted at any meeting without the unanimous  consent  of  all  the  stockholders  entitled  to  vote  thereat.

          SECTION 7.  ACTION WITHOUT MEETING.  Unless other-wise provided by the

Certificate  of Incorporation, any ac-tion required to be taken at any annual or special  meeting of stockholders, or any action which may be taken at any annual

                                                                     Exhibit 3.1
                                                              Page 3 of 13 Pages
or  special  meeting,  may  be taken without a meeting, without prior notice and without  a  vote,  if  a  consent in writing, setting forth the action so taken,

shall  be  signed  by  the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at  a  meeting  at  which  all shares enti-tled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less  than  unanimous  written  consent shall be given to those stockholders who have  not  consented  in  writing.

                                  ARTICLE III

                                    DIRECTORS
                                    ---------

          SECTION 1.  NUMBER AND TERM.  The number of direc-tors shall be one or more.  The  directors shall be elected at the annual meeting of the stockholders and  each director shall be elected to serve until his or her successor shall be elected  and  shall  qualify.  Directors  need  not  be  stock-holders.

          SECTION  2.  RESIGNATIONS.  Any  director,  member  of  a committee or other office may resign at any time.  Such resignation shall be made in writing,

and  shall  take  effect  at  the  time  specified  therein,  and  if no time be specified,  at  the  time  of  its  receipt  by the President or Secretary.  The acceptance  of  a  resignation  shall  not  be  necessary  to make it effective.

          SECTION  3.  VACANCIES.  If  the  office of any director,  member of a committee  or  other officer becomes vacant, the remaining directors in office,

though  less  than a quorum by a majority vote, may appoint any qualified person to  fill  such  vacancy, who shall hold office for the unexpired  term and until his  successor  shall  be  duly  chosen.

          SECTION  4.  REMOVAL.  Any director or directors may be removed either for  or  without  cause  at any time by the affirmative vote of the holders of a majority  of  all  the  shares  of  stock outstanding and entitled to vote, at a

                                                                     Exhibit 3.1
                                                              Page 4 of 13 Pages
special  meeting  of  the stockholders  called for the purpose and the vacancies thus  created may be filled, at the meeting held for the purpose of  removal, by the  affirmative  vote of a majority in interest of the stockholders entitled to vote.

          SECTION  5.  INCREASE  OF  NUMBER.  The  number  of  directors  may be increased  by  amendment  of  these Bylaws by the affirmative vote of a majority vote  of a majority in interest of the stockholders, at the annual meeting or at a  special  meeting  called  for  that  purpose, and by like vote the additional directors  may  be  chosen  at such meeting to hold office until the next annual election  and  until  their  successors  are  elected  and  qualify.

          SECTION  6.  POWERS.  The Board of Directors shall exercise all of the powers  of  the  corporation except such as are by law, or by the Certificate of

Incorporation  of  the corporation or by these Bylaws conferred upon or reserved to  the  stockholders.

          SECTION  7.  COMMITTEES.  The Board of Directors may, by resolution or resolutions  passed  by  a  majority  of  the whole board, designate one or more committees,  each  committee  to  consist of one or more of the directors of the corporation.  Any  such  committee,  to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the powers  and  authority  of  the  Board  of  Directors  in  the management of the business  and  affairs  of  the  corporation, and  may authorize the seal of the corporation  to  be  affixed  to  all  papers which may  require it; but no such committee  shall  have  the  power  or  authority  in  reference to amending the

Certificate   of   Incorporation,   adopting   an   agreement   of   merger   or

consolidation,  recommending  to the stockholders the sale, lease or exchange of all  or substantially all of the corporation's property and assets, recommending to  the  stockholders  a  dissolution  of  the  corporation or a revocation of a

dissolution,  or  amending  the  Bylaws  of  the  corporation;   and, unless the

resolution,  these  Bylaws  or  the  Certificate  of Incorporation  expressly so provide,  no  such  committee  shall  have  the  power or authority to declare a dividend  or  to  authorize  the  issuance  of  stock.

                                                                     Exhibit 3.1
                                                              Page 5 of 13 Pages

          SECTION  8.  ANNUAL  MEETINGS.  The annual meeting of the Board may be held  at  such time and place as shall be fixed by a vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected  directors  in  order  to  legally  constitute  such  meeting.

          SECTION  9.  REGULAR  MEETINGS.  Regular meetings of the directors may be  held  without  notice  at such places and times as shall be deter-mined from time  to  time  by  resolution  of  the  directors.

          SECTION  10.  SPECIAL  MEETINGS.  Special meetings of the board may be called  by  the President or by the Secretary  on the written request of any two

(2)  directors  on  at  least two (2) days' notice to each director and shall be held  at such place or places as may be determined by the directors, or as shall be  stated  in  the  call  of  the  meeting.

          SECTION  11.  QUORUM.  A  majority of the directors shall constitute a quorum  for  the  transaction of business.  If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting  from  time  to  time  until a quorum is obtained, and no further notice thereof  need be given other than by announcement  at the meeting which shall be so  adjourned.

          SECTION  12.  COMPENSATION.  Directors  shall  not  receive any stated

salary  for  their  services  as  directors  or as members of committees, but by resolution  of  the  board a fixed fee and expenses of attendance may be allowed for attendance  at each meeting.  Nothing herein contained shall be construed to preclude  any director from serving the corporation  in any other capacity as an officer,  agent  or  other-wise,  and  receiving  compensation  therefor.

          SECTION 13.  ACTION WITHOUT MEETING.  Any action required or permitted to  be  taken  at  any  meeting  of  the Board of Directors, or of any committee

                                                                     Exhibit 3.1
                                                              Page 6 of 13 Pages
thereof,  may  be  taken  without  a  meeting, if prior to such action a written consent  thereto  is signed by all members of the board, or of such committee as the  case  may  be,  and  such  written  consent  is  filed  with the minutes of proceedings  of  the  board  or  committee.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

          SECTION  1.  OFFICERS.  The  officers  of  the  corporation shall be a

President,  a  Treasurer,  and  a Secretary, all of whom shall be elected by the

Board  of Directors and who shall hold office until their successors are elected and  qualified.  In  addition,  the Board of Directors may elect a Chairman, one

(1)  or  more  Vice  Presidents  and  such  Assistant  Secretaries and Assistant

Treasurers  as  they  may deem proper.   None of the officers of the corporation

need  be  directors.   The officers shall be elected at the first meeting of the

Board  of Directors after each annual meeting.  More than two (2) offices may be held  by  the  same  person.

          SECTION  2.  OTHER  OFFICERS  AND  AGENTS.  The Board of Directors may

appoint  such other officers and agents as it may deem advisable, who shall hold their  offices  for  such  terms and shall exercise such powers and perform such duties  as  shall  be  determined  from  time to time by the Board of Directors.

          SECTION  3.  CHAIRMAN.  The Chairman of the Board of Directors, if one

be  elected,  shall  preside  at  all meetings  of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him  by  the  Board  of  Directors.

          SECTION  4.  PRESIDENT.  The  President  shall  be the chief executive officer  of  the  corporation  and  shall  have the general powers and duties of supervision  and  management  usually  vested  in  the  office of President of a corporation.  He  shall  preside at all meetings of the stockholders  if present

                                                                     Exhibit 3.1
                                                              Page 7 of 13 Pages
thereat,  and  in  the  absence  or non-election of the Chairman of the Board of

Directors,  at  all  meetings  of the Board of Directors, and shall have general supervision,  direction and  control of the business of the corporation.  Except as  the  Board of Directors shall authorize the exe-cution thereof in some other manner,  he  shall execute bonds, mortgages and other contracts in behalf of the corporation,  and shall cause the seal to be affixed to any instrument requiring it  and  when  so  affixed  the  seal  shall be attested by the signature of the

Secretary  or  an  Assistant  Secretary.

          SECTION  5.  VICE  PRESIDENT.  Each  Vice  President  shall  have such powers  and  shall  perform  such  duties  as  shall  be  assigned to him by the directors.

          SECTION  6.  TREASURER.  The  Treasurer  shall have the custody of the corporate  funds  and  securities  and  shall keep full and accurate accounts of receipts  and  disbursements  in  books belonging to  the corporation.  He shall deposit  all  monies  and  other  valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

          SECTION  7.  SECRETARY.  The  Secretary  shall  give,  or  cause to be given,  notice  of  all  meetings  of  stockholders and directors, and all other notices  required  by  law  or  by  these  Bylaws, and in case of his absence or refusal  or  neglect  so  to  do,  any  such notice  may be given by any per-son thereunto directed by the President, or by the directors,  or stockholders, upon whose  requisition  the meeting is called as provided in these Bylaws.  He shall record  all  the  proceedings  of  the  meetings  of the corporation  and of the directors  in  a book  to be kept for that purpose, and shall perform such other duties  as  may  be assigned to him by the directors or the President.  He shall have  custody  of  the  seal  of the corporation and shall affix the same to all instruments  requiring  it,  when  authorized by the directors or the President,

and  attest  the  same.

          SECTION 8.  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  Assistant

Treasurers  and  Assistant Secretaries,  if any, shall be elected and shall have such  powers  and  shall  perform  such  duties  as  shall  be assigned to them,

respectively,  by  the  directors.

                                                                     Exhibit 3.1
                                                              Page 8 of 13 Pages

          SECTION  9.   SALARIES.    The   salaries   of  all  officers  of  the

corporation  shall  be  fixed  by  the  Board  of  Directors.

          SECTION  10.  REMOVAL.  Any officer elected or appointed  by the Board of  Directors may be removed from office,  with or without cause, at any time by the  affirmative  vote  of a majority of the directors present at any meeting of the  Board  at  which  a  quorum  is  present.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

          SECTION  1.  CERTIFICATES  OF STOCK.  Certificates of stock, signed by the  President  or Vice President, and the  Treasurer or an Assistant Treasurer,

or  Secretary  or  an  Assistant Secretary,  shall be issued to each stockholder certifying  the  number  of  shares owned by  him in the corporation.  Any of or all  the  signatures  may  be  facsimiles.

          SECTION  2.  LOST  CERTIFICATES.  A  new  certificate  of stock may be issued  in  the  place of any certificate theretofore issued by the corporation,

alleged  to  have  been  lost  or  destroyed,  and  the  directors may, in their discretion,  require  the  owner  of the lost or destroyed certificate,  or  his legal  representatives,  to give the corporation a bond, in such sum as they may direct,  not  exceeding  double  the  value  of  the  stock,  to  indemnify  the corporation  against  any  claim  that  may be made against it on account of the

alleged  loss  of  any  such  certificate,  or   the  issuance  of  any such new

certificate.

          SECTION  3.  TRANSFER  OF  SHARES.    The  shares  of   stock  of  the

corporation  shall be transferable only upon its books by the holders thereof in person or by their duly  authorized attorneys or legal representatives, and upon such  transfer  the  old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers,  or  to such other  person as the directors may designate, by whom they

                                                                     Exhibit 3.1
                                                              Page 9 of 13 Pages
shall  be  cancelled, and new certificates shall thereupon be is-sued.  A record shall  be  made  of  each  transfer  and  whenever  a transfer shall be made for collateral  security,  and not absolutely, it shall be so expressed in the entry of  the  transfer.

          SECTION  4.  STOCKHOLDERS  RECORD DATE.  In order that the corporation may  determine  the stockholders entitled to notice of or to vote at any meeting

of  stockholders   or  any   adjournment  thereof,  or  to  express  consent  to

corporation  action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for  the  purpose of any other lawful action, the Board of Directors may fix, in advance,  a  record  date, which shall not be more than sixty (60) nor less than ten  (10)  days  before  the date of such meeting, nor more than sixty (60) days prior  to  any other action.  A determination of stockholders of record entitled to  notice  of  or  to  vote  at  a  meeting  of stockholders shall apply to any adjournment  of  the meeting; provided, however, that the Board of Directors may fix  a  new  record  date  for  the  adjourned  meeting.

          SECTION  5.  REGISTERED  STOCKHOLDERS.    The  corporation   shall  be

entitled  to  treat the holder of record of any share or shares as the holder in fact  thereof,  and, accordingly, shall not be bound to recognize any  equitable or  other  claim  to  or interest in such share on the part of any other person,

whether  or  not it shall have express or other notice thereof, except as may be otherwise  expressly  provided  by  the  laws  of  Delaware.

          SECTION  6.  DIVIDENDS.  Subject  to the provisions of the Certificate of  Incorporation,  the  Board  of Directors may, out of funds legally available therefor  at  any regular or special meeting, declare dividends upon the capital stock  of the corporation as and when they deem expedient.  Before declaring any dividend  there  may  be set apart out of any funds of the corporation available

                                                                     Exhibit 3.1
                                                             Page 10 of 13 Pages
for  dividends,  such  sum or sums as the directors from or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors  shall  deem  conducive  to  the interests of the corporation.

          SECTION  7.  SEAL.  The  corporate  seal shall be circular in form and shall contain the name of the corporation  and the words "CORPORATE SEAL."  Said seal  may  be  used  by  causing  it  or a facsimile  thereof to be impressed or affixed  or  reproduced  or  otherwise.

          SECTION  8.  FISCAL YEAR.  The fiscal year of the corporation shall be determined  by  resolution  of  the  Board  of  Directors.

          SECTION  9.  CHECKS.  All  checks,  drafts  or  other  orders  for the payment of money, notes or other evidences of indebtedness issued in the name of the  corporation shall be signed by such officer or officers, agent or agents of the  corporation, and in such manner as shall be determined from time to time by resolution  of  the  Board  of  Directors.

          SECTION 10.  NOTICE.   Whenever any notice is required by these Bylaws

to  be  given,  personal notice is not meant unless expressly so stated, and any notice  so  required shall be deemed to be sufficient if given by depositing the same  in  the  United  States  mail,  postage  prepaid,  addressed to the person entitled thereto at his address as it appears on the records of the corporation,

and  such  notice shall be deemed to have been given on the day of such mailing.

Stockholders not entitled to vote shall not be entitled to receive notice of any meetings  except  as  otherwise  provided  by  Statute.

          SECTION  11.  WAIVER  OF  NOTICE.  Whenever  any  notice  whatever  is required  to  be given under the provisions of any law, or under the pro-visions of  the  Certificate  of  Incorporation  of  the corporation  or these Bylaws, a waiver  thereof  in  writing,  signed  by the person or persons entitled to said notice,  whether  before  or  after  the  time  stated  therein, shall be deemed equivalent  thereto.

                                                                     Exhibit 3.1
                                                             Page 11 of 13 Pages

                                   ARTICLE VI

                    INDEMNIFICATION OF OFFICERS, DIRECTORS,
                    ---------------------------------------
                              EMPLOYEES AND AGENTS
                              --------------------

          To  the extent and in the manner permitted by the laws of the State of

Delaware,  and specifically as is permitted  under the  general corporation act,

the  corporation  shall  indemnify  any  person  who  was  or  is  a party or is threatened  to  be  made a party to any threatened, pending or completed action,

suit  or  proceeding,  whether civil, criminal, administrative or investigative,

other  than  an  action  by or in the right of the corporation, by reason of the fact  that  such  person is or was a director, officer, employee or agent of the corporation,  or  is  or  was  serving  at  the  request of the corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise against expenses,  including attorneys' fees,

judgments,  fines  and  amounts  paid  in  settlement.

                                  ARTICLE VII

                                   AMENDMENTS
                                   ----------

          These  Bylaws may be altered or repealed and Bylaws may be made at any annual  meeting  of the stockholders or at any special meeting thereof if notice of the proposed alteration  or repeal or Bylaw or Bylaws to be made be contained in  the notice of such special meeting, by the affirmative vote of a majority of the  stock  issued  and  outstanding  and  entitled  to  vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of  the Board of Directors, or at any special meeting of the Board of Directors,

if  notice  of the proposed alteration or repeal, or Bylaw or Bylaws to be made,

be  contained  in  the  notice  of  such  special  meeting.

                                                                     Exhibit 3.1
                                                             Page 12 of 13 Pages

     Signed  this  29th  day  of  January,  1999.



                                /s/Gene  Boyd
                                -------------------------
                                Gene  Boyd,  Secretary




























                                                                     Exhibit 3.1
                                                             Page 13 of 13 Pages

                                LEASE AGREEMENT

This Lease Agreement dated this 1st day of February, 2000 by and between the Ardmore Development Authority, a public trust, hereinafter referred to as LESSOR, and Softstone Inc., a Corporation, hereinafter referred to as LESSEE.


                                  WITNESSETH:

WHEREAS, LESSOR was created by a trust indenture dated as of the 15th day of April, 1964, as amended, designating certain individuals as Trustees of the LESSOR, as a public trust for the use and benefit of the City of Ardmore, Oklahoma, under authority and pursuant to the provisions of Title 60, Oklahoma Statutes, Section 176 et seq., as amended and supplemented, and other applicable statutes of the State of Oklahoma; and

WHEREAS, the LESSOR is presently the owner of a tract of land known as Interstate Industrial Park Addition to the City of Ardmore, Carter County, Oklahoma, and,

WHEREAS, the LESSOR desires to lease a tract of land and a building thereon, and LESSEE, desires to lease from LESSOR such land and building; and,

WHEREAS, each of the parties hereto represents that it is fully authorized to enter into and perform and fulfill the obligation imposed upon it under this Lease Agreement and the parties are prepared to execute and deliver this Lease Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration paid by each of the parties hereto to the other; the receipt and of which is hereby acknowledged, the parties hereto agree as follows:

LESSOR, for good and valuable consideration does hereby lease, let and demise unto LESSEE the premises as described in Exhibit "A" (hereinafter referred to as "Premises" or "Leased Premises"; located at Interstate Industrial Park and being situated in the City of Ardmore, County of Carter, State of Oklahoma, together with all of the rights, privileges, easements, improvements, and other property situated thereon.

This Lease Agreement, hereinafter referred to as "Lease" is let subject to the following terms and conditions:



                                                                      Exhibit 10
                                                              Page 1 of 12 Pages

                                       I.
                                      TERMS

To have and to hold the Premises unto the LESSEE, its successors and assigns, on a "month-to-month" basis until both Parties and Michelin North America, Inc. reach an agreement for the purchase of defective tires produced by Michelin North America.

Thereafter, the term of this Agreement (hereinafter referred to as "Initial Term") shall begin on the first day of the month immediately following the agreement with Michelin North America and extend for a period of two (2) years.

Subject to the provisions of this Article, the LESSEE shall have the right to extend the term of this Lease for Two (2) successive periods of five (5) years each (each such period is an "Extended Term"). The LESSEE may exercise such right only by giving the LESSOR written notice of exercise of such right at least six (6) months before the expiration date of the Initial Term or Extended Term then in effect with respect to each successive Extended Term, and only if no material default by the LESSEE under this Lease exists when the LESSEE exercises such right. If the LESSEE fails to exercise any such right in accordance with this Article, such right shall terminate with respect to the Extended Term in question and each successive Extended Term thereafter. If the LESSEE exercises any such right in accordance with this Section, the term of this Lease shall be extended for the Extended Term in question. Each Extended Term shall be on and subject to all of the agreements, covenants and conditions in this Lease. References in this Lease to the term of this Lease shall mean and include the term of this Lease as extended for any Extended Term in accordance with this Article. The LESSOR and the LESSEE each shall, promptly after the LESSEE exercises any right to extend the term of this Lease in accordance with this Article, execute and deliver to the other a written amendment to this Lease which sets forth the extension of the term of this Lease for the Extended Term in question, but the term of this Lease shall be extended for the Extended Term in question whether or not such amendment is executed.

Nothing contained in this Article shall be deemed to be a waiver of any Right LESSEE has to terminate the Initial Term pursuant to Article VII.


                                      II.
                                    PAYMENTS

During the term of this Lease, the LESSEE shall pay to the LESSOR as the net monthly base rent for the Premises, the amount of Four Thousand Two Hundred Dollars ($4,200.00) per month. Said base rent shall be paid in equal monthly installments in advance by check mailed on the first business day of each and every calendar month during the term of this Lease.

                                                                      Exhibit 10
                                                             Pages 2 of 12 Pages

                                      III.
                                 USE OF PREMISES

Said Premises are to be occupied and uses for the purposes of manufacturing rubber modules made from recycled rubber products and the research and development related thereto.


                                       IV.
                                   MAINTENANCE

It is expressly understood and agreed by and between the parties hereto that the LESSOR shall have responsibility at the Premises for the repair, and replacement of the building floor, structural components, and roof. Specifically, the LESSOR shall repair excessive cracking or deterioration of the floor, including without limitation, tilting and curling of floor slabs, cracking continuing to worsen beyond normally acceptable levels, major separation of joints, uneven cracks that exceed inch in height differential and excessive pitting and wear of floor. Provided, however, if LESSEE uses the facility for operations other than those allowed, or if damage to the roof, structural components, or floor is caused by negligence of the LESSEE, repair and replacement shall be the responsibility of the LESSEE.

Except as otherwise provided herein; it is expressly understood and agreed by and between the parties hereto that the LESSEE shall have full and sole control and responsibility for the condition, operation, repair, replacement, maintenance, and management of the Premises, and any improvements, including fixtures and equipment, thereon. Such fixtures and equipment installed by LESSEE shall be and remain the property of the LESSEE and may be removed therefrom by LESSEE prior to the termination or expiration of this Lease or any extensions thereof, and LESSEE shall repair any damage to the Premises caused by such removal at LESSEE'S cost and expenses.


                                       V.
                          WASTE AND NUISANCE PROHIBITED

It is understood by and between the parties that LESSEE, during the term of this Lease, or any extensions thereof, will maintain the Leased Premises in a neat and presentable manner at all time, and LESSEE will not accumulate or permit to be accumulated or exist on the Premises above mentioned anything that is unsightly, which creates a hazard or creates a nuisance, including, but not limited to, all types and kinds of refuse, which causes an inconvenience to adjoining lessees, invitees, permitees, or effects their safety in any way. LESSEE agrees to remove all items of any type that are not attached and a part of the structure by the expiration date of this Lease.

                                                                      Exhibit 10
                                                              Page 3 of 12 Pages

                                       VI
                                 WASTE TREATMENT

LESSEE shall be responsible for the disposing of all sanitary sewer waste from said Premises into the sanitary sewage facilities provided by LESSOR.

In addition thereto, LESSEE shall be responsible for the disposing of all its waste.

LESSEE will be solely responsible for the proper handling and treatment of all controlled industrial or toxic chemical waste involved in any way in LESSEE's operation and will at all times comply with applicable State and Federal Rules and regulations now in effect or as hereafter may be amended. LESSEE agrees that it will not dump any industrial waste into any sanitary drains, storm water drains, or other swage drains located on any of the Premises Leases hereunder.

                                      VII.
                                   ALTERATIONS

LESSEE shall not make any alterations or additions to the Premises leased hereunder without the prior written consent of LESSOR, which consent shall not be unreasonably delayed or withheld: provided, however, LESSEE may, without the consent of LESSOR, but at its own cost and expense, and in a good and workmanlike manner, make such minor alterations, additions or improvements, or erect such signs, shelves, walls, machinery or fixtures as it may deem advisable without altering or damaging the basic character or foundation of the building or other improvements. All alterations, additions and improvements put in at the expense of LESSEE shall become property of the LESSOR and be surrendered with the Premises at the termination of the Lease unless otherwise agreed to in writing by the parties hereto.


                                      VIII.
                               RIGHT OF INSPECTION

LESSOR, or any of its agents, shall have the right at reasonable times, and with reasonable prior notice, to enter and inspect the Leased Premises and any improvements situated thereon subject to security and safety regulations and LESSEE's reasonable rules regarding ingress and egress from said Premises.

                                       IX.
                  STATE, FEDERAL AND LOCAL LAWS AND ORDINANCES

LESSEE shall promptly comply with and fulfill all state and federal laws and all ordinances of the City of Ardmore applicable to said Premises, providing said need to comply is a result of LESSEE's use during the Lease term.

                                                                      Exhibit 10
                                                              Page 4 of 12 Pages

                                       X.
                                  TAXES.  ETC.

Notwithstanding anything to the contrary contained herein, LESSOR represents and agrees that no county or state real property taxes will be assessed against the Leased Premises. In the event that any such taxes become due and payable during the term of this Lease, including the extensions thereof, LESSEE shall, at least ten (10) days before any penalty or interest attaches thereto because of delinquency in payment, pay and discharge, or cause to be paid and discharged, any and all county and/or state real property taxes, assessed or imposed, upon or against, the Leased Premises.

Throughout the term of this Lease, or any extension hereof, LESSEE shall be obligated to pay any charges in connection with the operation of the Leased Premises, including all utilities used by the LESSEE, such as, but not limited to, water, gas, sewage and electricity and shall also pay any and all taxes levied against the Leased Premises and will hold LESSOR harmless from any and all liabilities and claims relating to such taxes, fees, and charges.


                                       XI.
                                QUIET POSSESSION

LESSOR covenants and warrants unto LESSEE that the rents and charges being paid in the manner and at the times herein provided and the obligations of LESSEE being all in singularly kept fulfilled and performed, LESSEE shall lawfully, peacefully, and quietly have, hold and enjoy the demised Premises during the term hereof, including any extension thereof, and LESSOR warrants and defends unto LESSEE against any claims of all persons whomsoever, the Premises hereby leased.


                                      XII.
                                    LIABILITY

LESSEE shall assume all risk incident to or in conjunction with any of its activities or operations on the Leased Premises during the term of this Lease, and shall be solely responsible for all accidents or injuries of whatsoever nature or kind to persons or property caused by its operations on the Leased Premises, and shall indemnify, defend and save harmless the LESSOR, its authorized agents and representatives, from any penalties or violations of any law, ordinance or regulations affecting LESSEE's operations, and from any and all claims, suits, lawsuits, damages or injuries to persons or property of whatsoever kind or nature arising directly or indirectly out of operations of the LESSEE on the Leased Premises or resulting from the carelessness, negligence or improper conduct of the LESSEE or any of its agent or employees, except in the event of any carelessness, negligence or improper conduct of the LESSOR, or its employees, agents or contractors.

                                                                      Exhibit 10
                                                              Page 5 of 12 Pages

LESSOR shall indemnify, defend, and hold harmless LESSEE and its employees, representatives, or agents from any claim, liability, damage, or loss occurring on the LESSOR's property, including the Leased Premises describe herein, caused by, or arising out of, or in connection with the acts or omissions of LESSOR, their agents, representatives, contractors, or invitees, or resulting from LESSOR's failure to comply with any term of this LEASE. Neither LESSEE nor its employees, representatives, or agents shall have any liability to LESSOR because of loss or damage to LESSOR's property, or for death, or bodily injury caused by the acts (including criminal acts), or omissions of individuals not under the control of LESSEE. Further, LESSOR shall indemnify, defend and hold harmless LESSEE from LESSOR's failure to comply with any term of this Lease.


                                      XIII.
                                    INSURANCE

LESSEE, at its sole cost and expense, shall keep in force during the term of this Lease, or any extension thereof, insurance issued by a responsible insurance company authorized to do business in Oklahoma, and in form reasonably acceptable to LESSOR, for the protection of LESSOR against all insurable liabilities, judgments, costs, damages and expenses which may accrue against, to be charged or recovered from LESSOR, by reason of damage to the property of, injury to or death of any person or persons on account of any manner or thing which may occur on the Leased Premises during the term of this Lease or any extensions thereof, in a policy or policies in the minimum amount of One Hundred Thousand Dollars ($100,000.) with respect to personal injury to any one person arising out of a single accident or occurrence; One Million Dollars ($1,000,000.) for any number of claims for personal injury arising out of a single occurrence or accident; and Fifty Thousand Dollars ($50,000.) with respect to any claimant for any number of claims for damages arising out of a single accident or occurrence; and to furnish LESSOR with a certificate of insurance of all such insurance policies. LESSEE to pay all premiums necessary to those purposes immediately as they become due, and such insurance policies shall, in addition to protecting the LESSEE, protect the LESSOR and all of its officials and members of the Board of Trustees authorizing this contract. In addition, such insurance certificate shall contain a provision that such respective insurers will not cancel such insurance coverage required under this Lease without first giving ten (10) days prior written notice to the LESSOR.

LESSEE shall keep in force during the term of this Lease or any extension thereof, special form property insurance covering the demised Premises, structures and improvements on a replacement cost basis,

LESSEE  further agrees to maintain any other insurance coverage required by law.

                                                                      Exhibit 10
                                                              Page 6 of 12 Pages

                                      XIV.
                                     DEFAULT

If the LESSEE shall make default in the payment of the whole or any part of the rent, taxes, charges or assessments, or any part thereof, in the Lease provided to be paid by it when the same shall fall due under there provision hereof, and such default continues for a period in excess of Thirty (30) days after such rents, taxes, charges or assessments or any part thereof shall become payable under the terms of this Lease, or if the LESSEE shall make default in the performance of any covenant or agreement on the part of the LESSEE to be performed other than those relating to the payment of rents, taxes or assessments, the LESSOR, in addition to all other remedies provided by law may at its option, give LESSEE notice in writing that LESSOR declares all base rentals for the balance of the term of this Agreement to be due and payable or, at the option of the LESSOR, declares this Lease and all rights hereunder granted to LESSEE, terminated. The LESSOR shall have the right to declare this Lease at an end with respect to any default in LESSEE's covenants, provided that the notice shall specify that LESSEE shall have a Thirty (30) day period upon receipt of the notice within which to correct any and all such defects.

LESSEE shall not be held in default if its failure to pay rent on the date due or to otherwise perform in accordance with the terms hereof results from riots, civil commotion, Governmental intervention, or any other act or event beyond its reasonable control, but nothing herein, shall relieve LESSEE from thereafter paying all past due rent as soon as reasonably possible under the circumstances.

Should either party or its representatives or assigns neglect or fail to perform and observe any covenants which on its part are to be performed, or either party default or violate any of the terms of this Lease and not correct such default or violation within Thirty (30) days after receiving written notice from the other party, in addition to other remedies at law or equity, (i) the non-defaulting party may correct such default or violation at the cost of the defaulting party, or (ii) the non-defaulting party may cancel this Lease as provided herein, or (iii) if the LESSOR is the non-defaulting party, LESSOR may at its option give LESSEE notice in writing that LESSOR declares all base rentals for the balance of the term of this Lease to be due and payable. The aforesaid shall be subject to the provisions of this Lease.

In addition to the other obligation and liabilities set forth herein, the defaulting party shall reimburse the non-defaulting party for all expenses, damages or fines incurred or suffered by the non-defaulting party by reason of any breach, violation or non-performance by the defaulting party, its agents, servants, employees, invitees or licensees of any covenant or provision of this Agreement.

Should either party be compelled to commence or sustain an action of law to enforce the terms of this Lease than the defaulting party shall pay all costs in connection therewith including reasonable attorney fees.

                                                                      Exhibit 10
                                                              Page 7 of 12 Pages

                                       XV.
                              PARTY'S RELATIONSHIP

It is mutually understood and agreed that nothing contained in this Lease is intended, or shall be construed as in any way creating or establishing the relationship of co-partners or joint ventures between the parties hereto or as constituting either party as the agent or representative of the other party for any purpose or in any manner whatsoever.


                                      XVI.
                                   ABANDONMENT

In the event the LESSEE abandons the Premises before the expiration of the Initial Term of this Lease, or any extension hereof, the LESSOR may, at its sole option, declare the Lease forfeited forthwith and at once, but without prejudice to any rights or remedies it may have under this Lease or under the law.

                                      XVII.
                            NOTICE OF RENTAL PAYMENT

All rentals shall be paid to LESSOR by depositing the same in the United States Post Office mailed to the LESSOR at the address set forth herein below. All other notices required of which may be given or sent by the United States mail, postage prepaid, and being directed to the address of the Parties herein below:

     LESSOR
     ------
     Ardmore  Development  Authority
     P.O.  Box  1585
     Ardmore,  Oklahoma  73402-1585
     Attn:  President

     LESSEE
     ------
     Softstone
     620  Dallas  Drive
     Denton,  Texas  76205

                                     XVIII.
                                     WAIVER

The waiver by, or the failure of either party to take action with respect to any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition herein contained.

                                                                      Exhibit 10
                                                              Page 8 of 12 Pages

                                      XIX.
                         SEVERABILITY AND GOVERNING LAW

If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement, or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

This Lease shall be governed exclusively by the applicable laws of the State of Oklahoma.


                                       XX.
                 DESTRUCTION, DAMAGE OR CONDEMNATION OF PREMISES

It is further agreed and understood by and between the parties hereto that, if during the term of this Lease, or any extensions thereof, the Leased Premises or improvements located thereon shall be damaged by fire, the elements, casualty, war insurrection, riot, public disorder, acts authorized or unauthorized on the part of any governmental authority, or through any other cause or happening, so as to render the Leased Premises permanently unfit for occupancy, or make it impossible to conduct the business of LESSEE, then, and in such event, this Lease shall cease and come to an end at the election, in writing, of LESSEE. Both parties, in such event, shall be entitled to seek and recover such damages as may be allowed under applicable law. LESSOR shall be entitled to any proceeds from LESSEE's insurance policies for damage or destruction to the building, specifically excluding any and all of LESSEE's inventory, machinery, equipment or other personal property, unless such damage or destruction was the result of negligence or omission by LESSOR, its agents, contractors, employees, or assigns.

In the event of any damage or destruction of the Leased Premises or improvements thereon which can be restored to its previous condition within one hundred and twenty (120) days, the Premises shall at LESSEE's option be restored by and at the sole expense of LESSEE unless such taking was the result of negligence or omission by LESSOR, its agents, contractors, employees or assigns.

If, as a result of the exercise of the power of eminent domain, the entire Premises shall be taken, this Lease and all right, title and interest of the LESSEE hereunder shall cease and come to an end on the date of vesting of title pursuant to such proceeding, the basic rent shall be apportioned as of the date of such vesting, and LESSOR and LESSEE shall be entitled to seek and recover such damages as may be allowed under applicable law.

                                                                      Exhibit 10
                                                              Page 9 of 12 Pages

If less than Ten (10) percent of the Leased Premises shall be taken in any proceeding, the LESSEE shall not be entitled to the right to terminate this Lease, the LESSOR shall be entitled to and shall receive the total award made in any proceeding, and the LESSEE hereby assigns such award to the LESSOR but after and as of the date of vesting of title in the proceeding, the basic rent shall be reduced by an amount based upon the proportion with the square footage area of usable floor space of the Premises bears to the total floor space of the Premises prior to the taking.


                                      XXI.
                             TIME IS OF THE ESSENCE

Time is of the essence of the Lease and of each and every covenant, term, condition and provision thereof.


                                      XXII
                            ASSIGNMENT OR SUB-LETTING

No right of assignment, sub-letting or other conveyance is hereby granted LESSEE without the expressed written consent of LESSOR first hand obtained; said consent shall not be unreasonably withheld or delayed. Notwithstanding, LESSEE shall have the right to assign or sublet the premises to an affiliate company under common ownership or control with tenant without prior written consent of the LESSOR.


                                      XXIII
                   LESSEE TO YIELD UP PREMISES IN GOOD REPAIR

LESSEE agrees not to damage, injure or deface any part of the Leased Premises and at the expiration of this Lease to peaceably yield up to LESSOR the Leased Premises and all erections and additions made upon the same, in good repair in all respects as the same are now, reasonable wear and tear accepted.


                                      XXIV.
                                    CAPTIONS

The captions appearing ender each numbered section of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

                                                                      Exhibit 10
                                                             Page 10 of 12 Pages

                                      XXV.
                               COMPLETE AGREEMENT

This agreement shall be and is hereby mutually binding upon and shall inure to the benefit of the parties hereto, their heirs, assigns, successors or legal representatives, and represents the complete understanding of the parties whether oral, written, expressed or implied.


WITNESS the respective hand and official seals of the Parties hereto on the date and year first above written.



ARDMORE  DEVELOPMENT  AUTHORITY            SOFTSTONE  INC.

/s/Curtis Davidson                         /s/Tom C. Brewer,  Pres.
---------------------------------------    -------------------------------------
Curtis  Davidson,  Chairman



ATTEST                              ATTEST

/s/D.  Weston  Stucky                      /s/John  L.  Genung
---------------------------------------      ----------------------------------
D. Weston Stucky, President & Secretary










                                                                      Exhibit 10
                                                             Page 11 of 12 Pages

                                  EXHIBIT "A"


The subject property and building are located at 5 Interstate Court which is legally described as Block 1, Lots 1, 2 and 3, Ardmore Interstate Park #1 Addition to the City of Ardmore, Carter County, Oklahoma, according to Plat 130-A filed for record February 23, 1981. The Site contains three lots totaling
2.68  acres,  more  or  less.  The  building  contains  13,240  square  feet.

                    (Complete Exhibit "A" to Lease Agreement
                          included in courtesy copies
                          [not filed electronically])

--------------------------------------------------------------------------------
        LOTS 1, 2 & 3                               BUILDING DIMENSIONS
--------------------------------------------------------------------------------

There is shown on the complete             There is shown on the complete
Exhibit "A" a plat of Lots 1, 2 & 3.       Exhibit "A" a drawing of the building
                                           dimensions.
--------------------------------------------------------------------------------

















                                                                      Exhibit 10
                                                             Page 12 of 12 Pages

                          SCRAP TIRE DISPOSAL AGREEMENT


     This Agreement, made as of the 11TH day of JANUARY, 2000 between MICHELIN NORTH AMERICA, INC., having its principal offices at One Parkway South, Greenville, South Carolina 29615 (hereinafter "Customer"), and SOFTSTONE, INC., having principal offices at 620 DALLAS DR., DENTON, TEXAS 76205 (hereinafter "Contractor").

                                    RECITALS

     Customer is engaged principally in the design, manufacture and distribution of tires, tubes and accessories related thereto and may from time to time, incidental to its manufacturing operations, generate tires that it will designate as scrap tires; and

     Customer wishes to secure the services of a qualified contractor to remove and dispose of scrap tires in compliance with applicable Environmental
Requirements  (as  hereinafter  defined);  and

     Contractor has extensive experience in the collection, transportation and disposal of scrap tires in an environmentally sound manner and in accordance with applicable Environmental Requirements; and

     Customer desires to utilize the expertise, knowledge and skill that Contractor has in the collection, transportation and disposal of scrap tires by retaining Contractor for the purpose herein described; and

     Contractor  desires  to  render  the  services  described  herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, Customer and Contractor, intending to be legally bound by this Agreement, agree as follows:

     1.   Definitions.

          1.1 Confidential Information will mean any oral, electronic or written technical or commercial, know-how, experience, drawings, designs, and data relating to the business of Customer, or its products, affiliates, or subsidiaries, or its methods of doing business, trade secrets, or any other proprietary or confidential information of Customer whatsoever.

          1.2 Disposal Site will mean Contractor's disposal facility listed on Exhibit B attached hereto.

          1.3 Environmental Damage will have the meaning set forth in Exhibit A attached hereto.

                                                                    Exhibit 10.1
                                                              Page 1 of 10 Pages

          1.4 Environmental Requirements will have the meaning set forth in Exhibit A attached hereto.

          1.5 Plant or Plants will mean the Customer manufacturing facility or facilities, if more than one, listed on Exhibit B attached hereto.

          1.6 Services will mean the scrap tire collection, transportation, and/or disposal services described in Paragraph 2, as more specifically described in Exhibit C attached hereto.

          1.7 Scrap Tires will mean those tires designated by Customer to Contractor as scrap.

     2.   SCOPE  OF  SERVICES.   Subject  to  the  terms  and conditions of this
          Agreement and for the term of this Agreement, Customer engages Contractor to furnish the Services, and Contractor hereby agrees to perform the Services assigned to it by Customer.

          Without limiting the foregoing, upon receipt of appropriate authorization from a Plant, Contractor will collect the Scrap Tires from such Plant, transport the Scrap Tires to the Disposal Site, and dispose of the Scrap Tires in an environmentally sound manner, all in compliance with applicable Environmental Requirements. Contractor shall provide all labor, equipment, materials, transportation, facilities, supervision, and such other goods and services necessary and incidental to perform the Services. In this regard, Contractor covenants that the Scrap Tires will not be stored by Contractor prior to disposal but, instead, will be disposed of within one (1) week after collection of the Scrap Tires from the Plant.

          The performance of Services is at the sole risk of Contractor. Contractor agrees that Customer makes no representations and that there are no warranties or conditions, express or implied, statutory or otherwise, in any way associated with the Scrap Tires. Contractor will have the primary responsibility of determining if known or potential health or safety hazards exist with respect to the Services. Contractor expressly waives any and all claims against Customer, its parent, subsidiaries and affiliates arising out of such activities, and agrees to indemnify, defend and hold Customer, its parent, subsidiaries and affiliates, harmless from all claims, liabilities or damage arising out of such activity in accordance with Paragraph 6 hereof.

     3. COMPENSATION FOR SERVICES. In consideration for the satisfactory performance of the Services, Customer will pay Contractor in accordance with the fee schedule and payment items set forth in Exhibit C attached hereto. Such fee will be inclusive of all applicable taxes, duties, assessments and charges levied by any government under any law and all charges by Contractor and shall

                                                                    Exhibit 10.1
                                                              Page 2 of 10 Pages
          represent the total cost to Customer for all Services; provided, however, Contractor will not be liable for any income or sales taxes assessed on the Services. Contractor will bill Customer separately for such charges.

          Payment will be made to Contractor at the address set forth above. However, Customer will have no obligation to compensate Contractor for Services performed in violation of this Agreement. In the event Customer has remitted payment for Services performed in violation of this Agreement, Contractor hereby agrees to promptly reimburse
          Customer  in  the  amount  of  such  payment.

     4. QUANTITIES; OTHER DISPOSITIONS. The parties expressly agree that Customer may, in its sole discretion, elect to dispose of the Scrap Tires, or any portion thereof, in any other manner it sees fit, including, but not limited to, engaging the services of other contractors to perform services similar to those under this Agreement. Customer is not required by this Agreement to dispose of any or all of its Scrap Tires through Contractor.

     5. REPRESENTATIONS, WARRANTIES, AND COVENANTS. Contractor represents, warrants and covenants to Customer, with the intention that Customer rely thereon in entering into this Agreement, the following:

          5.1 Contractor will not engage in any activity which conflicts with its obligations hereunder or with the interests of Customer. Contractor agrees to disclose to Customer any activity commenced by it which may be relevant to this Paragraph, and Customer will advise Contractor in writing of Customer's position with respect to any such situation within ten (10) working days of receipt by Customer of the disclosure. Without limiting the foregoing, Contractor will not permit the Scrap Tires to be resold for or reused in the manufacture of tires or for any other purpose, whether alone or in combination with other materials.

          5.2 Contractor understands the currently known and potential hazards and risks which are presented to human beings, property and the environment by hazardous and potentially hazardous substances at the Site. Contractor has notified and will continue to notify Customer of such hazards and risks.

          5.3  Contractor   has   the   capability,  experience,  registrations,
          licenses, permits, governmental approvals and insurance coverage required to perform the Services.

          5.4 Contractor shall perform the Services in a manner consistent with that level of care and skill ordinarily exercised by qualified and competent professionals in similar circumstances. All services and products provided by Contractor in performance of the Services shall be fit for the purposes intended and the Services shall be completed in a timely manner in accordance with established standards of professional practice and this Agreement. Notwithstanding any other provisions of the Agreement, no information supplied by, representation of, and/or review or failure to review by Customer of any of Contractor's work shall operate to relieve Contractor of this obligation.

                                                                    Exhibit 10.1
                                                              Page 3 of 10 Pages

          5.5 Contractor shall perform the work in compliance with this Agreement and all Environmental Requirements.

          5.6 Contractor shall immediately notify Customer if (i) Contractor becomes aware of or is served with notice of violation of any requirements of any law, regulation, permit or license which relates to its work thereunder; (ii) investigations or proceedings are commenced which could lead to revocation of permits, licenses, or other governmental authorizations which relate to such work; (iii) permits, licenses or other governmental authorization relating to such work are revoked; (iv) litigation is commenced against Contractor which could affect such work; or (v) Contractor becomes aware that its equipment or facilities related to such work are not in compliance with applicable laws, regulations, permits or licenses.

     6.   INDEMNIFICATION  AND  INSURANCE.

          6.1 Contractor's Indemnification. To the maximum extent permitted by law, Contractor will indemnify, defend and hold harmless Customer, its parent, subsidiaries and affiliates, and their respective officers, directors, agents and employees, from and against all claims, liabilities, actions, damages (including Environmental Damages), losses, costs and expenses of any kind, including legal, engineering and consulting fees and expenses, penalties, interest on any amounts payable pursuant to this Paragraph 6, costs of collection or expenses related to any of the foregoing, arising out of or resulting from (i) Contractor's breach of the representations, warranties and covenants set forth in this Agreement, (ii) Contractor's non-compliance with Environmental Requirements, (iii) Contractor's non-compliance with the terms and conditions of this Agreement, or (iv) Contractor's negligence or misconduct that relate in any way to the Services rendered under this Agreement. Notwithstanding the foregoing, the obligations of Contractor under this Paragraph will not extend to any claims, liabilities, actions, losses, costs or expenses which are attributable solely to the negligence of Customer, its agents or employees.

          6.2 Contractor's Insurance. Prior to commencement of the Services, Contractor will procure and thereafter maintain for the duration of This Agreement, Comprehensive General Liability and Comprehensive Automobile Liability policies which have limits for bodily injury of One Million Dollars ($1,000,000) per occurrence and for property damage of not less than One Million Dollars ($1,000,000) per occurrence. The Comprehensive Automobile Liability policy will include non-owned vehicle coverage, and the Comprehensive General Liability policy will include completed operations, personal injury, contractual and independent contractors coverage. Contractor will also maintain a Worker's Compensation policy providing statutory limits (or comply with compulsory state funds) and a minimum of One Hundred Thousand

                                                                    Exhibit 10.1
                                                              Page 4 of 10 Pages

          Dollars ($100,000) Employer's Liability coverage and will provide to Customer a waiver of the insurer's subrogation right with respect to losses paid under Worker's Compensation. To provide coverage for any legal liability which may exceed these limits, Contractor will maintain Comprehensive Excess Liability (or "umbrella") policies with aggregated limits of not less than One Million Dollars ($1,000,000). Prior to commencement of any work, Contractor will furnish Customer with an acceptable certificate of insurance evidencing the above coverage.

     7. INDEPENDENT CONTRACTOR. The parties acknowledge and agree that Contractor will not for any purpose be deemed an employee or agent of Customer but shall be an independent contractor. Contractor assumes full responsibility for its actions while performing Services pursuant to this Agreement and will be solely responsible for its own direction and payment of salaried employees (including withholding of income tax and social security), worker's compensation, liability benefits and the like.

     8.   TERM  AND  TERMINATION.

          8.1 Term. This Agreement will commence upon execution hereof by both parties and, unless sooner terminated in accordance with its terms, will continue thereafter for a period of twelve months.

               8.1.1 Extension of Term. The term hereof shall automatically be extended for a period of 12 months from the end of the initial term, upon all the provisions, conditions and covenants, including payment, herein contained. The term thereafter shall automatically be extended for an additional 12 months from the end of the then current term, upon all provisions, conditions and covenants, including payment, herein contained.

               8.1.2 Option to Terminate. Either party shall have the option to terminate this Agreement at any time upon thirty (30) days prior written notice to the other party given pursuant to Paragraph 11.5 herein.

          8.2 Termination Without Cause. Either party may terminate this Agreement at any time without cause by giving the other party thirty
          (30) days prior written notice of termination. This Agreement will terminate upon the expiration of such thirty (30) days notice, calculated following and excluding the date such notice is given.

          8.3 Termination With Cause. Either party may terminate this Agreement effective immediately if the other breaches this Agreement in any material respect.

          8.4 Payment Upon Termination. If Customer terminates this Agreement, Customer will be liable only for fees and expenses for work actually performed by Contractor under the Agreement prior to the effective date of such termination.

                                                                    Exhibit 10.1
                                                              Page 5 of 10 Pages

          8.5 Survival. Paragraphs 3, 5, 6, 10, and 11.1 will survive the termination or expiration of this Agreement.

          8.6 Extension. If this Agreement is in effect during the last month of the original term, or any extension term then in effect, the parties may discuss whether any extension or renewal of this Agreement is desirable beyond the stated expiration date. No extensions or renewal will be effective until and unless an amendment to this Agreement is signed by an authorized representative of the parties.

     9.   INSPECTIONS.   No  inspection,  audit, review, or approval by Customer
          shall  relieve  Contractor  from  any  of  its  obligations hereunder.

    10.   NON-DISCLOSURE.   Contractor  agrees   that  it  will   maintain   in
          confidence and not disclose to any third party by any means during or following completion or termination of this Agreement, directly or indirectly, any Confidential Information without Customer's prior written consent, except such disclosure as is required by law, court order, or legal process. Contractor shall promptly notify Customer of receipt of such order or process and give Customer a reasonable period of time to undertake the defense of its confidentiality claim before making such disclosure.

    11.   GENERAL

          11.1 Publicity. (A) Neither party will make or issue any statements, advertisements or publicity to any media or the public concerning the existence of the Agreement or any of the provisions of the Agreement without the other party's prior written approval of the timing, form and content of the same. (B) Notwithstanding the foregoing, the parties shall have the right to respond to requests for information from any governmental agency with respect to violations or alleged violations of Environmental Requirements or otherwise required by law. In such event, the disclosures will be identified as being confidential.

          11.2  Entire  Agreement.  All  Exhibits  attached hereto and all other documents referenced herein will be deemed to form part of the Agreement. The Agreement constitutes the entire agreement between the parties concerning the collection and disposal of Scrap Tires. No modification of the Agreement will be effected by any receipt or acknowledgment on the part of either party of any purchase order, invoice, or other document containing additional or different conditions. The Agreement may not be amended except by writing executed by both parties hereto which specifically references this Agreement.

          11.3 Waivers. Failure by either party to demand strict performance will not be a waiver. Waivers must be written and signed by the party granting the waiver.

                                                                    Exhibit 10.1
                                                              Page 6 of 10 Pages

          11.4 Assignment. Customer may assign the Agreement, in whole or in part, or any of its benefits and rights under the Agreement, to any other company affiliated by ownership with Customer. Contractor may not assign the Agreement or any part of or benefit under the Agreement or subcontract any Services without Customer's prior written consent. If subcontracting is permitted, Contractor will ensure all contracts with all subcontractors contain a term whereby the subcontractor agrees to be bound by the terms of the Agreement insofar as they are applicable and will ensure strict compliance with those terms by all subcontractors. In that case, Contractor will be responsible to Customer for all acts, omissions and breaches by assigns or subcontractors. Nothing in the Agreement will create any contractual relationship between any subcontractor and Customer.

          11.5 Notice. Any notice may be delivered by hand, or sent by telex or telecommunication or by mail, postage prepaid, to either party at the addresses set forth above, or to such address or person as either party may in writing direct. A notice will be deemed to have been given and received if delivered by hand, on the date of delivery; if sent by telex or telecommunication, in the absence of proof of earlier receipt, on the second date (excluding Saturdays, Sundays and statutory holidays) following and excluding the date it was mailed.

          11.6 Governing Law. Notwithstanding any other provision of this Agreement, any dispute concerning any question of fact or law arising under this Agreement which is not disposed of by agreement between the parties will be decided in accordance with the laws of the State of South Carolina by a Court of competent jurisdiction in the State of South Carolina.

          11.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

     This  Agreement is entered into as of the day and year first above written.

MICHELIN  NORTH  AMERICA,  INC.             CONTRACTOR

By:/s/Martin  J.  Wardle                    By:/s/Tom  C.  Brewer
   --------------------------------            ---------------------------------
Name:      Martin  Wardle                   Name:      Tom  C.  Brewer

Title:     Vice President - Purchasing      Title:     President

Date:                                       Date:





                                                                    Exhibit 10.1
                                                              Page 7 of 10 Pages

                                    EXHIBIT A
                                    ---------

DEFINITIONS
-----------

1. "ENVIRONMENTAL DAMAGES" means all claims, causes of action, administrative, regulatory, legislative, or judicial proceedings or investigations, judgments, damages, losses, penalties, fines, liabilities
(including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation:

     (i) fees incurred for the services of attorneys, accountants, investigators, consultants, contractors, experts, laboratories, and all other costs incurred in connection with the defense, investigation or remediation of such violation of Environmental Requirements including, without limitation, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, or monitoring work required by any federal, state, or local governmental agency or political subdivision, or reasonably necessary to make full economic use of any property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing the Agreement or collecting  any  sums due hereunder;  and

     (ii) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (i) herein.

2. "ENVIRONMENTAL REQUIREMENT" or "ENVIRONMENTAL REQUIREMENTS" means all federal, state and local statutes, regulations, rules and policies, ordinances, all administrative and court orders and decrees, and the common law, which pertain to environmental matters or contamination of any type whatsoever. "Environmental Requirement" or "Environmental Requirements" include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, handling, storage, disposal, generation or transportation of Hazardous Materials; air, surface, water, ground water and noise pollution; releases, as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et. seq., as amended and reauthorized ("CERCLA"); protection of wildlife, endangered species, wetlands or other natural resources; health and safety of employees and other persons; and notification requirements relating to the foregoing.

3. "HAZARDOUS MATERIALS" means pollutants, contaminants, pesticides, petroleum or petroleum products, radioactive substances, solid wastes, or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Requirement, including without limitation any (i) "hazardous substances" as defined in CERCLA, and (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, 42 U.S.C. 6902 et. seq., and all amendments thereto, existing and in force on the date hereof ("RCRA").

                                                                    Exhibit 10.1
                                                              Page 8 of 10 Pages

                                    EXHIBIT B
                                    ---------
1.   List  of  Plants
     ----------------

     The following manufacturing facilities of Customer will be entitled to utilize Contractor for the Services in accordance with the terms of the Agreement.

     1101  UNIROYAL  RD.
     ARDMORE,  OK  73401


2.   Disposal  Site(s)
     -----------------

     Contractor's disposal facilities are located at the addresses set forth below. Contractor will not use any other disposal facility without the prior, written consent of Customer.

     CONTRACTOR  SITE(S)
     5  INTERSTATE  COURT
     ARDMORE,  OK  73401


















                                                                    Exhibit 10.1
                                                              Page 9 of 10 Pages

                                    EXHIBIT C
                                    ---------

1.   Fee  Schedule.   Contractor's  total compensation for the services rendered under  this  Agreement  will  be  according  to  the  following  schedule:

     Disposal and Freight Costs: $.85/tire (includes loading tires on trailers, hauling, shredding and disposal). This price will be in effect for six (6) months, from March 01, 2000 - September 01, 2000. Tentative agreement to drop price to $.70/tire at that time.

2. Processing Services. Processing services shall consist of scrap tire collection and transportation to Contractor's facility, where scrap tires will be processed into sheets of rubber to use as underlayment for athletic fields.

3. Payment Terms. Contractor will tender to Customer invoices for the Services performed under this Agreement, and Customer will make payment to Contractor, net of any offsets, credits or other deductions in Customer's favor, whether occurring or resulting from transactions under this Agreement or any other agreement or instrument between the parties hereto, within sixty (60) 30 [change initialed by TB] days of Customer's receipt of invoice. All invoices will be in writing in such form and detail as may be required by Customer.




















                                                                    Exhibit 10.1
                                                             Page 10 of 10 Pages

               [LITTLE ELM INDEPENDENT SCHOOL DISTRICT LETTERHEAD]





                                   May 1, 2001








Mr.  Keith  Boyd
Softstone  Inc.
#5  Interstate  Court
Ardmore,  OK  73401

Dear  Mr.  Boyd:

     Thank you for coming to Little Elm to demonstrate your rubber product. Someone from the City of Little Elm will be contacting you in the near future to plan for the purchase of some of your product to use in the entry to the Little Elm Walking Trail. The trail committee decided that your recycled tire material would be just what we want to use for the first half mile of the trail. I will be including the cost of this material in the grant application that I will be writing soon. Hopefully, it will be funded and we can get the first section completed before the end of the year. I look forward to working with you on this exciting project.

                                   Sincerely,


                                   /s/Linda  Monaco

                                   Linda  Monaco,  Ph.D.





                                                                    Exhibit 10.2
                                                                Page 1 of 1 Page

                            BARON ACCOUNTANCY CORP.
                          Certified Public Accountants











Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  DC   20549

                                 Re:     Sofstone,  Inc.
                                         SEC  File  No.  0-25611

Gentlemen:

     We agree with the statements made by Sofstone, Inc. in its Form 8-K reporting an event of July 31, 2001 concerning its change of principal independent accountants.



                              /s/Baron  Accountancy  Corp.

                              Baron  Accountancy  Corp.
                              Certified  Public  Accountants



Irvine,  California
August  8,  2001







                                                                      Exhibit 16
                                                                Page 1 of 1 Page

                                                                 [Bar Code Data]
                                                                    US005714219A
United States Patent   [19]               [11]     Patent Number:   5,714,219
Mashunkashey  et  al.                     [45]     Date of Patent:  Feb. 3, 1998
--------------------------------------------------------------------------------
[54]  SUPPORT  MEMBER  FORMED  OF               4,256,503    3/1981 Tsuda et al.
      RECYCLED  MATERIAL  AND                   5,094,905    3/1992 Murray.
      PROCESS  OF  MANUFACTURE                  5,221,702    6/1993 Richards.
                                                5,226,373    7/1993 Esch.
[75]  Inventors:  Joe Ben Mashunkashey;         5,238,734    8/1993 Murray.
      Frederick  W.  Parker,  both  of          5,246,754    9/1993 Miller.
      Ardmore,  Okla.                           5,258,222   11/1993 Crivelli.
                                                5,284,326    2/1994 Chiovitti
[73]  Assignee: Soft Stone Corporation, Tex.    5,294,273    3/1994 Tripp.
                                                5,312,573    5/1994 Rosenbaum.
[21]  Appl.  No.:  669,887                      5,316,708    5/1994 Drews.
                                                5,316,815    5/1994 Tripp.
[22]  Filed:  Jun.  20,  1996                   5,322,792    6/1994 Perguy.
                                                5,329,864    7/1194 Doting.
      Related U.S. Application Data             5,396,731    3/1995 Bryne.
                                                5,397,825    3/1995 Segrest.
[63]  Continuation-in-part of Ser. No.          5,456,751   10/1995 Zandi et al.
      531.776,  Sep.  21,  1995,
      abandoned.                                Primary Examiner - Patrick Ryan
                                                Assistant Examiner -
[51]  Int. Cl. 6               B32B  9/00            Abraham Bahta
[52]  U.S. Cl. 428/36.1; 428/218; 428/292;      Attorney, Agent or Firm -
      428/317.1; 428/323; 428/327; 428/332;          Arthur F. Zobal
      428/403; 428/903.3; 156/61; 156/94;
      156/95; 264/57; 264/40.5; 264/109;        [57]     ABSTRACT
      264/115; 106/245; 106/724
[58]  Field  of  Search        428/218.292.     A resilient support member is
          428/317.1.  903.3  36.1  323.         provided for supporting a
      327. 332. 425.5 403. 908.8; 156/95.       sidewalk, road surface, etc. The
      61. 94; 264/37. 109. 349. 115. 40.5;      support member is formed of tire
      106/724.  245                             particles and a polyurethane
                                                binder.  The tire particles have
[56]  References  Cited                         a size such that 100% of the
                                                particles will pass through a
      U.S. PATENT DOCUMENTS                     three inch sieve and about 95%
                                                of the particles will be
3,801,421     4/1974     Allen  et  al.         retained on a half-inch sieve.
4,028,288     6/1977     Turner.                The tire particles form about
                                                80% to 95% by weight of the
                                                support member and the
                                                polyurethane forms about 5% to
                                                20% by weight of the support
                                                member.

                                                15 Claims, 4 Drawing Sheets


                         (Complete United States Patent
                          included in courtesy copies
                          [not filed electronically])

                         There is shown here a drawing.

                                                                      Exhibit 99
                                                               Page 1 of 2 Pages

U.S.  Patent          Feb. 3, 1998          Sheet 4 of 4               5,714,219

                         (Complete United States Patent
                          included in courtesy copies
                          [not filed electronically])

                Shown here are two drawings - Fig. 7 and Fig. 8.
























                                                                      Exhibit 99
                                                               Page 2 of 2 Pages